                                                                   EXHIBIT 10.11


================================================================================


                              CAL-MAINE FOODS, INC.

                           CAL-MAINE PARTNERSHIP, LTD.

                   SERIES A SECURED NOTES DUE DECEMBER 1, 2003
                       (Extendible to September 1, 2014)
                                PPN: 12803# AA 8

                  SERIES B SECURED NOTES DUE SEPTEMBER 1, 2014
                                PPN: 12803# AB 6

                  SERIES C SECURED NOTES DUE SEPTEMBER 1, 2014
                                PPN: [To Follow]



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                         SECURED NOTE PURCHASE AGREEMENT

--------------------------------------------------------------------------------



                         Dated as of September 28, 1999


================================================================================

                                TABLE OF CONTENTS

Paragraph                                                                                                      Page
---------                                                                                                      ----
1.          AUTHORIZATION; RANKING................................................................................1
            1A.         AUTHORIZATION OF ISSUE OF THE SECURED NOTES...............................................1
            1B.         RANKING...................................................................................1
            1C.         INTEREST ON THE SECURED NOTES.............................................................2

2.          PURCHASE AND SALE OF THE SECURED NOTES; CLOSING.......................................................3
            2A.         PURCHASE AND SALE OF THE SECURED NOTES....................................................3
            2B.         INITIAL CLOSING...........................................................................3
            2C.         SECOND CLOSING............................................................................3

3.          CONDITIONS OF INITIAL CLOSING.........................................................................4
            3A.         CHARTER AND PROCEEDINGS.  ................................................................4
            3B.         OPINION OF BORROWERS' COUNSEL.............................................................5
            3C.         OPINION OF PURCHASERS' SPECIAL COUNSEL....................................................6
            3D.         REPRESENTATIONS AND WARRANTIES AND COMPLIANCE. ...........................................6
            3E.         PURCHASE PERMITTED BY APPLICABLE LAWS.....................................................6
            3F.         PRIVATE PLACEMENT NUMBERS.................................................................6
            3G.         SALE OF ALL SERIES A AND ALL SERIES B NOTES...............................................7
            3H.         CONSENT OF OTHER PERSONS..................................................................7
            3I.         APPOINTMENT OF AGENT FOR SERVICE OF PROCESS...............................................7
            3J.         PAYMENT OF SPECIAL COUNSEL FEES...........................................................7
            3K.         OTHER TRANSACTION DOCUMENTS...............................................................7
            3L.         ENVIRONMENTAL AND ZONING STATUS...........................................................8
            3M.         APPRAISALS................................................................................8
            3N.         SUBSIDIARY GUARANTIES.....................................................................8

4.          CONDITIONS OF SECOND CLOSING..........................................................................8
            4A.         CHARTER AND PROCEEDINGS.  ................................................................8
            4B.         OPINION OF BORROWERS' COUNSEL............................................................10
            4C.         OPINION OF PURCHASERS' SPECIAL COUNSEL...................................................10
            4D.         REPRESENTATIONS AND WARRANTIES AND COMPLIANCE. ..........................................10
            4E.         PURCHASE PERMITTED BY APPLICABLE LAWS....................................................10
            4F.         PRIVATE PLACEMENT NUMBER.................................................................10
            4G.         SALE OF ALL SERIES C NOTES...............................................................11
            4H.         PAYMENT OF SPECIAL COUNSEL FEES..........................................................11
            4I.         COMPLETION OF EXPANSION..................................................................11
            4J.         OTHER TRANSACTION DOCUMENTS..............................................................11

5.          PREPAYMENT AND REPAYMENT.............................................................................11
            5A.         OPTIONAL PREPAYMENT OF SECURED NOTES AT ANY TIME.........................................11
            5B.         NOTICE OF OPTIONAL PREPAYMENT............................................................12
            5C.         SCHEDULED REPAYMENT OF SECURED NOTES; EXTENSION OF
                        SERIES A NOTES...........................................................................12

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
            5D.         PREPAYMENT OF SECURED NOTES UPON A CHANGE OF CONTROL.....................................13
            5E.         PAYMENTS PRO RATA; APPLICATION OF PAYMENTS...............................................14
            5F.         RETIREMENT OF SECURED NOTES..............................................................14
            5G.         MANNER OF PAYMENT.  .....................................................................15
            5H.         TAXES....................................................................................15
            5I.         MAKE WHOLE AMOUNT........................................................................17

6.          AFFIRMATIVE COVENANTS................................................................................17
            6A.         FINANCIAL AND OTHER REPORTING BY THE BORROWERS...........................................17
            6B.         INFORMATION REQUIRED BY RULE 144A........................................................20
            6C.         INSPECTION OF PROPERTY...................................................................21
            6D.         EXISTENCE, ETC...........................................................................21
            6E.         PAYMENT OF TAXES AND CLAIMS..............................................................21
            6F.         COMPLIANCE WITH LAWS, ETC................................................................22
            6G.         MAINTENANCE OF PROPERTIES AND LEASES.....................................................22
            6H.         INSURANCE................................................................................22
            6I.         USE OF PROCEEDS..........................................................................22
            6J.         ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION.............................................22
            6K.         MAINTENANCE OF BOOKS AND RECORDS.........................................................23
            6L.         SUBSIDIARY GUARANTIES....................................................................24
            6M.         YEAR 2000 COMPATIBILITY..................................................................24
            6N.         PAYMENT OF TRADE PAYABLES................................................................24
            6O.         ADDITIONAL AGREEMENTS....................................................................24

7.          NEGATIVE COVENANTS...................................................................................25
            7A.  FINANCIAL COVENANTS.............................................................................25
                        7A(1).  LIMITATION ON TOTAL FUNDED DEBT..................................................25
                        7A(2).  CURRENT RATIO....................................................................25
                        7A(3).  CONSOLIDATED NET WORTH...........................................................25
                        7A(4).  INTEREST COVERAGE RATIO..........................................................25
            7B.         LIENS AND OTHER RESTRICTIONS.............................................................25
                        7B(1).  LIENS............................................................................25
                        7B(2).  SALES OF EQUITY INTERESTS BY SUBSIDIARIES........................................26
                        7B(3).  MERGER AND SALE OF ASSETS........................................................27
                        7B(4).  SUBSIDIARY DIVIDEND AND OTHER RESTRICTIONS.......................................27
                        7B(5).  TRANSACTIONS WITH RELATED PARTIES................................................27
                        7B(6).  .................................................................................27
            7C.         DEBT; GUARANTIES OF DEBT.................................................................28
            7D.         COMPLIANCE WITH ERISA....................................................................28
            7E.         LINE OF BUSINESS.........................................................................29

            8.          EVENTS OF DEFAULT........................................................................29
                        8A.     EVENTS OF DEFAULT................................................................29
                        8B.     ACCELERATION ON EVENT OF DEFAULT.................................................31
                        8C.     RESCISSION OF ACCELERATION.......................................................32
                        8D.     NOTICE OF ACCELERATION OR RESCISSION.............................................33
                        8E.     OTHER REMEDIES, NO WAIVERS OR ELECTION OF REMEDIES...............................33

            9.          REPRESENTATIONS AND WARRANTIES...........................................................33
                        9A.         ORGANIZATION, ETC............................................................33
                        9B.         EQUITY OWNERSHIP.............................................................34
                        9C.         FINANCIAL STATEMENTS.........................................................34
                        9D.         ACTIONS PENDING..............................................................35
                        9E.         TITLE TO PROPERTIES..........................................................35
                        9F.         AFFILIATES AND INVESTMENTS IN OTHERS.........................................35
                        9G.         TAX RETURNS AND PAYMENTS.....................................................35
                        9H.         CONFLICTING AGREEMENTS AND OTHER MATTERS.....................................36
                        9I.         OFFERING OF SECURED NOTES....................................................36
                        9J.         REGULATION U, ETC............................................................37
                        9K.         ERISA........................................................................37
                        9L.         GOVERNMENTAL AND OTHER CONSENTS..............................................38
                        9M.         ENVIRONMENTAL MATTERS........................................................38
                        9N.         LABOR RELATIONS..............................................................39
                        9O.         FINANCIAL CONDITION..........................................................39
                        9P.         DISCLOSURE...................................................................39
                        9Q.         STATUS UNDER CERTAIN FEDERAL STATUTES........................................40
                        9R.         EXISTING INDEBTEDNESS; FUTURE LIENS..........................................40
                        9S.         COMPLIANCE WITH LAWS, ETC....................................................40
                        9T.         BROKERS......................................................................40

            10.         REPRESENTATIONS OF THE PURCHASERS........................................................40

            11.         DEFINITIONS..............................................................................42
                        11A.        PREPAYMENT AND MAKE WHOLE AMOUNT TERMS.......................................42
                        11B.        OTHER TERMS..................................................................43

            12.         MISCELLANEOUS............................................................................56
                        12A.        EXPENSES.....................................................................56
                        12B.        CONSENT TO AMENDMENTS........................................................57
                        12C.        PERSONS DEEMED OWNERS; PARTICIPATIONS........................................58
                        12D.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                                    AGREEMENT....................................................................58
                        12E.        SUCCESSORS AND ASSIGNS.......................................................58
                        12F.        CONFIDENTIAL INFORMATION.....................................................58
                        12G.        NOTICES......................................................................59
                        12H.        DESCRIPTIVE HEADINGS.........................................................60
                        12I.        SOLICITATION OF HOLDERS......................................................60
                        12J.        REPRODUCTION OF DOCUMENTS....................................................60
                        12K.        GOVERNING LAW................................................................61
                        12L.        CONSENT TO JURISDICTION AND SERVICE..........................................61
                        12M.        COUNTERPARTS.................................................................62
                        12N.        REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF
                                    SECURED NOTES................................................................62
                                    12N(1).                 REGISTRATION.........................................62
                                    12N(2).                 TRANSFER AND EXCHANGE................................63

                                    12N(3).                 REPLACEMENT..........................................63
                        12O.        COMPLIANCE BY SUBSIDIARIES...................................................63
                        12P.        SEVERABILITY.................................................................63
                        12Q.        TERMINATION..................................................................64
                        12R.        CONSTRUCTION.................................................................64
                        12S.        JOINT AND SEVERAL LIABILITY..................................................63

EXHIBITS, ANNEXES AND DISCLOSURE SCHEDULES

EXHIBITS

      EXHIBIT A-1        -     Form of Series A Senior Note

      EXHIBIT A-2        -     Form of Series B Senior Note

      EXHIBIT A-3        -     Form of Series C Senior Note

      EXHIBIT B          -     Coverage of Opinion of Counsel to the Borrowers

      EXHIBIT C          -     Form of Security Agreement

      EXHIBIT D-1        -     Form of Ohio Mortgage

      EXHIBIT D-2        -     Form of Kentucky Mortgage

      EXHIBIT D-3        -     Form of Tennessee Deed of Trust

      EXHIBIT E          -     Form of Assignment of Leases and Rents

      EXHIBIT F          -     Form of Collateral Agency Agreement

      EXHIBIT G          -     Form of Indemnity

      EXHIBIT H          -     Form of Subsidiary Guaranty

ANNEXES

      ANNEX 1  -     Purchasers Schedule

      ANNEX 2  -     Wiring Instructions, Borrowers Address for Notices


DISCLOSURE SCHEDULES

      SCHEDULE 2C                 -        Description of Expansion of Kentucky
                                           and Ohio Facilities

      SCHEDULE 6I                 -        Use of Proceeds

      SCHEDULE 7B(1)              -        Existing Liens

      SCHEDULE 9A        -        Organization; Foreign Qualifications; Etc.

      SCHEDULE 9L        -        Governmental and Other Consents

      SCHEDULE 9M        -        Environmental Matters

      SCHEDULE 9R        -        Existing Debt

      SCHEDULE 9S        -        Compliance with Laws

                         SECURED NOTE PURCHASE AGREEMENT

            SECURED NOTE PURCHASE AGREEMENT, dated as of September __, 1999, between CAL-MAINE FOODS, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), and CAL-MAINE PARTNERSHIP, LTD., a Texas limited partnership (together with its successors and assigns, the "PARTNERSHIP" and with the Company, the "BORROWERS") and the institutional investors identified on ANNEX 1 (whether one or more, the "PURCHASERS").

                                     RECITAL

            The Borrowers desire to sell to the Purchasers and the Purchasers are willing to purchase upon and subject to the terms and conditions of this Agreement, up to Forty Million One Hundred One Thousand Three Hundred Thirty-Seven and 11/100 ($40,101,337.11) Dollars in aggregate original principal amount of the Borrowers' Secured Notes on the terms and conditions of this Agreement.

                                    AGREEMENT

            NOW, THEREFORE,  it is agreed:

1.          AUTHORIZATION; RANKING.

            1A. AUTHORIZATION OF ISSUE OF THE SECURED NOTES. The Borrowers will authorize, as joint and several co-makers, the issue and sale of their Series A Senior Secured Notes in the aggregate principal amount of $9,101,337.11 (the "SERIES A Notes"); their Series B Senior Secured Notes in the aggregate principal amount of $16,000,000 (the "SERIES B NOTES"); and their Series C Senior Secured Notes in the aggregate principal amount of up to $15,000,000 (the "SERIES C NOTES"and collectively with the Series A Notes and the Series B Notes, the "SECURED NOTES"), each to be dated the date of issue, and to be repaid and to bear interest as provided herein. The Series A Notes shall be in the form of EXHIBIT A-1, the Series B Notes shall be in the form of EXHIBIT A-2 and the Series C Notes shall be in the form of EXHIBIT A-3.

            Certain capitalized terms used in this Agreement are defined in PARAGRAPH 11; references to a "SCHEDULE", "ANNEX" or an "EXHIBIT" are, unless otherwise specified, to a Schedule, Annex or an Exhibit attached to this Agreement.

            1B. RANKING. The Secured Notes will constitute the direct senior obligations of the Borrowers and will rank not less than pari passu in priority of payment with each other and with all other outstanding Debt of the Borrowers, present or future, except to the extent such other Debt is preferred as a result of being secured (but only to the extent such security is not prohibited by PARAGRAPH 7B(1) and then only to the extent of such security) or as a matter of law.

            1C. INTEREST ON THE SECURED NOTES. The Borrowers shall pay to the Holders interest on the unpaid principal amount of the Secured Notes owing to each Holder at the rates, time and manner set forth below.

                (i) RATE OF INTEREST; POST-MATURITY INTEREST.

                    (a) Each Series A Note shall bear interest on the unpaid
                principal amount thereof from the date issued through December 1, 2003 at the rate of 7.64% per annum and, if the maturity of the Series A Notes is extended pursuant to PARAGRAPH 5C(i)(b), then thereafter through maturity (whether by prepayment, acceleration or otherwise) at such rate per annum as is then offered by Purchasers to similarly rated and similarly situated borrowers for secured notes with the same Average Remaining Life as of December 1, 2003.

                    (b) Each Series B Note shall bear interest on the unpaid
                principal amount thereof from the date issued through maturity (whether by prepayment, acceleration or otherwise) at the rate of 8.26% per annum.

                            (c) Each Series C Note shall bear interest on the
                        unpaid principal amount thereof from the date issued through maturity (whether by prepayment, acceleration or otherwise), at the rate per annum, then offered by Purchasers to similarly rated and similarly situated borrowers for secured notes with the same Average Remaining Life as of the date of issue.

                        (ii) POST-MATURITY INTEREST. Any principal payments on
            the Secured Notes not paid when due and, to the extent permitted by applicable law, any interest payment on the Secured Notes or Make Whole Amount on the Secured Notes not paid when due, in each case whether at stated maturity, by notice of pre-payment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate per annum (the "DEFAULT RATE") equal to the lesser of:

                            (a) the highest rate allowed by applicable law; or

                            (b) the annual interest rate then applicable to
                        principal outstanding under such Secured Note and not then overdue plus 2%.

                        (iii) COMPUTATION OF INTEREST. Interest on the Secured
            Notes shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Secured Notes, the date of the issuance of the Secured Notes shall be included and the date of payment shall be excluded.

                        (iv) DETERMINATION OF INTEREST RATE. For the purposes of
            SUBPARAGRAPH (i) of this PARAGRAPH 1C, the determination of the rate per annum offered by Purchasers to similarly rated borrowers for secured notes shall be made by the Required Holders in good faith in accordance with their customary internal procedures then in effect. With respect to the Series A Notes, the Purchasers shall provide the Borrowers with notice of the interest rate to be applicable to the Series A Notes if the maturity of the Series A Notes is extended pursuant to PARAGRAPH 5C(i)(a) not later than November 3, 2003. With respect to any Series C Notes, the Purchasers shall provide the Borrowers with notice of the interest rate to be applicable to such Series C Notes not later than the fifth Business Day prior to the Second Closing Date on which such Series C Notes are to be issued.

2.          PURCHASE AND SALE OF THE SECURED NOTES; CLOSING.

            2A. PURCHASE AND SALE OF THE SECURED NOTES. Subject to the terms and conditions of this Agreement, the Borrowers shall sell to each Purchaser, and each Purchaser shall purchase from the Borrowers, Secured Notes of the series and in the principal amount specified below such Purchaser's name in ANNEX 1, at a price equal to 100% of such principal amount registered in such Purchaser's name or that of the Purchaser's nominee or nominees as specified in ANNEX 1. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

            2B. INITIAL CLOSING. The purchase and sale of the Series A Notes and the Series B Notes shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at a closing (the "INITIAL CLOSING") to be held on September 28, 1999 or on such other Business Day as the Purchasers and the Borrowers may agree (the "INITIAL CLOSING Date"). At the Initial Closing the Borrowers will deliver to each Purchaser the Series A Notes and the Series B Notes to be purchased by it as set forth in ANNEX 1, against payment of the purchase price therefor, in the case of the Series A Notes, by acceptance of prepayment, without premium, of the Company's 7.64% Secured Notes due December 1, 2003 in the aggregate outstanding principal amount of $9,101,337.11 (the "EXISTING NOTES") and in the case of the Series B Notes, by transfer of immediately available funds to the Borrowers in accordance with the wiring instructions set forth on ANNEX 2. If at the Initial Closing, the Borrowers fail to tender any Secured Notes to any Purchaser as provided in this PARAGRAPH 2B, or if any of the conditions specified in PARAGRAPH 3 shall not have been fulfilled to a Purchaser's satisfaction, such

Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment.

            2C. SECOND CLOSING. The purchase and sale of the Series C Notes shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at one or more closings (each, a "SECOND CLOSING") to be held on the fifteenth Business Day following notice (each, a "SECOND CLOSING NOTICE") from the Borrowers to the Purchasers, (each, a "SECOND CLOSING DATE") but not later than the second anniversary of the Initial Closing Date (the "SECOND CLOSING CUTOFF DATE"). A Second Closing Notice may not be given later than 10 days prior to the Second Closing Cutoff Date and shall (a) include a certification from a Senior Officer that the Company has completed one or more phases of the expansion of the facilities described in SCHEDULE 2C and specifying the cost of construction of such completed phase(s) and (b) set forth the aggregate principal amount of Series C Notes to be purchased and sold at such Second Closing, which shall be not less than $5,000,000 (or a larger principal amount which is an integral multiple of $100,000) or exceed the cost of construction of the phase of expansion then completed. At each Second Closing the Borrowers will deliver to each Purchaser the Series C Notes then to be purchased by it in the percentages indicated in ANNEX 1, against payment of the purchase price therefor by transfer of immediately available funds to the Borrowers in accordance with the wiring instructions set forth on ANNEX 2. If at a Second Closing, the Borrowers fail to tender any Series C Notes to any Purchaser as provided in this PARAGRAPH 2C, or if any of the conditions specified in PARAGRAPH 4 shall not have been fulfilled to a Purchaser's satisfaction, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment.

3. CONDITIONS OF INITIAL CLOSING. The Borrowers' obligation to sell the Series A Notes and the Series B Notes is subject to the Purchasers having purchased all the Series A Notes and all the Series B Notes at the Initial Closing. Each Purchaser's obligation to purchase and pay for its Series A Notes and Series B Notes is subject to the fulfillment to its satisfaction or its written waiver, on or before the Initial Closing Date, of the following conditions:

            3A. CHARTER AND PROCEEDINGS. On or before the Initial Closing Date, the Charter and By-laws of the Company and the constituting documents of the Partnership, the Transaction Documents and all documents incidental hereto and thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Purchasers and, unless otherwise noted, dated the Initial Closing Date, and in sufficient copies (except for the Series A Notes and the Series B Notes), for each
Purchaser:

                        (i) Certified copies of resolutions of the board of
            directors of the Company (on its own behalf and as the general partner of the Partnership) approving this Agreement, the Secured Notes to be issued, and the other Transaction Documents, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Secured Notes to be issued, and each other Transaction Document.

                        (ii) A copy of the Certificate of Organization of the
            Company and each amendment thereto, certified (as of a date reasonably near the date of the Initial Closing) by the Secretary of State of Delaware as being a true and correct copy thereof and a copy of the Certificate of Limited Partnership of the Partnership and each amendment thereto, certified (as of a date reasonably near the date of the Initial Closing) by the Secretary of State of Texas as being a true and correct copy thereof.

                        (iii) A copy of a certificate of the Secretary of State
            of Delaware, dated within 10 Business Days prior to the Initial Closing Date certifying that the Company is in good standing under the laws of State of Delaware and a copy of a certificate of the Secretary of State of Texas, dated within 10 Business Days prior to the Initial Closing Date certifying that the Partnership is in good standing under the laws of State of Texas.

                        (iv) A copy of a certificate of the Secretary of State
            of each state listed on SCHEDULE 9A, dated reasonably near the Initial Closing Date, stating that the Company and the Partnership (to the extent applicable) are duly qualified and in good standing in such state and have filed all annual reports required to be filed to the date of such certificate.

                        (v) An Officers' Certificate attested to by the
            secretary or an assistant secretary of the Company, (and the statements made in such certificate shall be true on and as of the Initial Closing Date) certifying on behalf of the Company, individually and as general partner of the Partnership, as to (a) the absence of any amendments to the Certificate of Organization of the Company or Certificate of Limited Partnership of the Partnership since the date of the Secretary of State certificates referred to in CLAUSE (II) above, (b) a true and correct copy of the By-laws of the Company and the Agreement of Limited Partnership of the Partnership, each as in effect on the Initial Closing Date, (c) the absence of any proceeding for the dissolution or liquidation of the Company or the Partnership, (d) as to the matters set forth in PARAGRAPH 3D, and (e) the absence of any event occurring and continuing, or resulting from the Initial Closing, that constitutes a Default or an Event of Default.

                        (vi) An Officers' Certificate attested to by the
            secretary or an assistant secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign on behalf of the Company, in its own capacity and as general partner of the Partnership this Agreement, the Secured Notes to be issued at the Initial Closing, each other Transaction Document and the other documents to be delivered hereunder and thereunder.

                        (vii) Originals of this Agreement and the Secured Notes
            to be issued to each Purchaser at the Initial Closing executed by an authorized officer of the Company.

                        (viii) An Officers' Certificate, in form and substance
            reasonably satisfactory to the Purchasers, attesting to the Solvency of the Company, the Partnership and the Consolidated Group immediately before and immediately after giving effect to consummation of the transactions contemplated by this Agreement.

            3B. OPINION OF BORROWERS' COUNSEL. The Purchasers shall have received a favorable opinion, dated the Initial Closing Date and addressed to them, from Young, Williams, Henderson & Fuselier, P.A., counsel to the Borrowers and local counsel to the Purchasers in Tennessee, Ohio and Kentucky, covering the matters set forth in EXHIBIT B and such other matters as any Purchaser or Special Counsel may reasonably request and otherwise in form and substance reasonably acceptable to the Purchasers. To the extent that the opinions referred to in this PARAGRAPH 3B is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Initial Closing Date and addressed to them, or a letter from such other counsel, dated the Initial Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion. The opinions of counsel to the Borrowers, local counsel and any such other counsel shall be in form and substance reasonably satisfactory to the Purchasers and Special Counsel.

            3C. OPINION OF PURCHASERS' SPECIAL COUNSEL. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

            3D. REPRESENTATIONS AND WARRANTIES AND COMPLIANCE. The representations and warranties contained in PARAGRAPH 9 shall be true on and as of the Initial Closing Date after giving effect to the issue and sale of the Secured Notes to be issued at the Initial Closing (and application of the proceeds as contemplated by PARAGRAPH 6I); no Default or Event of Default shall have occurred or be continuing; and the Borrowers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them at or prior to the Initial Closing. The Borrowers and their Subsidiaries shall not have entered into any transaction that would have been prohibited by PARAGRAPH 7B or 7C had this Agreement been in effect since the date of the audited Financial Statements.

            3E. PURCHASE PERMITTED BY APPLICABLE LAWS. The offering, issuance, purchase and sale of and payment for, the Series A Notes and the Series B Notes on the Initial Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of such sale) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by life insurance Company without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

            3F. PRIVATE PLACEMENT NUMBERS. Private Placement Numbers shall have been assigned to the Series A Notes and the Series B Notes by Standard & Poor's CUSIP Service Bureau.

            3G. SALE OF ALL SERIES A AND ALL SERIES B NOTES. The Borrowers shall have sold to each other Purchaser, and each other Purchaser shall have purchased, the Series A Notes and the Series B Notes to be purchased by it as set forth in ANNEX 1.

            3H. CONSENT OF OTHER PERSONS. The Borrowers shall have received all authorizations, consents and approvals necessary in connection with the transactions contemplated by this Agreement, including those identified in
SCHEDULE 9L, in form and substance satisfactory to the Purchasers.

            3I. APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Purchasers shall have received written evidence satisfactory to them that CT Corporation has been appointed by the Borrowers as their agent for service of process in the Commonwealth of Massachusetts and that CT Corporation has agreed to provide the Purchasers with not less than 30 days prior notice of any termination of such appointment.

            3J. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of PARAGRAPH 12A, the Borrowers shall have paid the reasonable fees, charges and disbursements of Special Counsel and Purchasers' local counsel (which may include a reasonable reserve for anticipated fees and expenses) to the extent reflected in a statement of Special Counsel and such local counsel rendered to the Borrowers at or before the Initial Closing.

            3K. OTHER TRANSACTION DOCUMENTS. The Borrowers shall have each (i) executed and delivered (a) a Security Agreement in the form of EXHIBIT C (the "SECURITY AGREEMENT"), Mortgages in the form of EXHIBIT D-1 on the real property owned by such Borrower in Ohio and described therein, a Mortgage in the form of EXHIBIT D-2 on the real property owned by such Borrower in Kentucky and described therein and a Deed of Trust in the form of EXHIBIT D-3 on the real property owned by such Borrower in Tennessee and described therein (collectively, the "MORTGAGES"), and an Assignment of Leases and Rents in the form of EXHIBIT E (the "ASSIGNMENT OF LEASES AND RENTS") to secure the Secured Notes and the other obligations of the Borrowers under this Agreement and the other Transaction Documents with a first priority Lien on the Collateral; (b) the Collateral Agency Agreement in the form of EXHIBIT F (the "COLLATERAL AGENCY AGREEMENT") and (c) an indemnification agreement in favor of the Purchasers, with respect to environmental and similar matters affecting the Land in the form of EXHIBIT G (the "INDEMNITY"); and (ii) executed and filed and/or recorded such financing statements, mortgages or other instruments, and taken all such other actions and delivered all such other instruments as are required to perfect and/or maintain the priority of the security interests granted in the Security Documents and (iii) delivered or caused to be delivered (a) title insurance policies in standard ALTA form or such other standard forms prescribed for use in the relevant state and from a title company as are reasonably satisfactory to the Purchasers, ensuring that the Liens granted by the Mortgages on the Land in favor of the Secured Notes as first priority Liens subject only to such exceptions as are acceptable to the Purchasers in their sole discretion and (b) certified copies of Requests for Information (Form UCC-11) or equivalent reports, listing the financing statements referred to in CLAUSE (II) of this PARAGRAPH 3K (the "FINANCING STATEMENTS") and all other effective financing statements which name either Borrower (under its present name, any previous names and any trade names) as debtor and which are filed in the jurisdictions in which the Financing Statements have been filed or in which a financing statement against such party would be required to be filed in order to be effective, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Documents).

            3L. ENVIRONMENTAL AND ZONING STATUS. The environmental and zoning status of the Land shall be satisfactory in all respects to the Purchasers and the Borrowers shall have provided to the Purchasers such reports, analyses and opinions with respect thereto as the Purchasers shall reasonably request, including, without limitation, opinions of counsel, Phase 1 Environmental Audits and ALTA form surveys as of a date which is satisfactory to the Purchasers.

            3M. APPRAISALS. Purchasers shall have received copies of the appraisals of S.E. Waggoner, ARA and Robert D. Morrow, Jr. with respect to the Collateral dated April 14, 1999 and reflecting an aggregate value of not less than $35,951,000.

            3N. SUBSIDIARY GUARANTIES. Each Subsidiary (other than the Partnership) shall have executed a guaranty of the obligations of the Borrowers hereunder and under the Secured Notes pursuant to a Guaranty in the form of EXHIBIT H (such Guaranties, the "SUBSIDIARY GUARANTIES") accompanied by copies of the organizational documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such Guaranty, in each case certified as true and correct by an appropriate officer of such Subsidiary.

4. CONDITIONS OF SECOND CLOSING. The Borrowers' obligation to sell the Series C Notes is subject to the Purchasers having purchased all the Series C Notes at the Second Closing. Each Purchaser's obligation to purchase and pay for its Series C Notes at any Second Closing is subject to the fulfillment to its satisfaction or its written waiver, on or before the applicable Second Closing Date, of the following conditions:

            4A. CHARTER AND PROCEEDINGS. On or before the Second Closing Date the Purchasers shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Purchasers and, unless otherwise noted, dated the Second Closing Date, and in sufficient copies (except for the Secured Notes), for each Purchaser:

                        (i) A certificate of the Company's secretary stating
            that the resolutions of the board of directors of the Company certified pursuant to PARAGRAPH 3A(i) remain in full force and effect without amendment or modification;

                        (ii) A copy of the Certificate of Organization of the
            Company and each amendment thereto, certified (as of a date reasonably near the date of the Second Closing) by the Secretary of State of Delaware as being a true and correct copy thereof and indicating that there have been no amendments thereto since the date of the certified Certificate of Organization delivered pursuant to PARAGRAPH 3A(ii) and a copy of the Certificate of Limited Partnership of the Partnership and each amendment thereto, certified (as of a date reasonably near the date of the Second Closing) by the Secretary of State of Texas as being a true and correct copy thereof and indicating that there have been no amendments thereto since the date of the certified Certificates of Organization and Limited Partnership delivered pursuant to PARAGRAPH 3A(ii).

                        (iii) A copy of a certificate of the Secretary of State
            of Delaware, dated within 10 Business Days prior to the Second Closing Date certifying that the Company is in good standing under the laws of State of Delaware and a copy of a certificate of the Secretary of State of Texas dated within 10 Business Days prior to the Second Closing Date certifying that the Partnership is in good standing under the laws of State of Texas.

                        (iv) A copy of a certificate of the Secretary of State
            of each state listed on SCHEDULE 9A, dated reasonably near the Second Closing Date, stating that the Company and the Partnership (to the extent applicable) are duly qualified and in good standing in such state and have filed all annual reports required to be filed to the date of such certificate.

                        (v) An Officers' Certificate attested to by the
            secretary or assistant secretary of the Company, (and the statements made in such certificate shall be true on and as of the Second Closing Date) certifying on behalf of the Company, individually and as general partner of the Partnership, as to (a) the absence of any amendments to the Certificate of Organization of the Company or the Certificate of Limited Partnership since the date of the Secretary of State's certificates referred to in CLAUSE (ii) above, (b) a true and correct copy of the By-laws of the Company and the Agreement of Limited Partnership of the Partnership each as in effect on the Second Closing Date, (c) the absence of any proceeding for the dissolution or liquidation of the Company or the Partnership, (d) as to the matters set forth in PARAGRAPH 4D, and (e) the absence of any event occurring and continuing, or resulting from the Second Closing, that constitutes a Default or an Event of Default.

                        (vii) Originals of the Series C Notes to be issued to
            each Purchaser at the Second Closing executed by an authorized officer of the Company.

                        (viii) An Officers' Certificate attested to by the
            secretary or an assistant secretary of the Company, in form and substance reasonably satisfactory to the Purchasers, attesting to the Solvency of the Company, the Partnership and the Consolidated Group immediately before and immediately after giving effect to consummation of the transactions contemplated by the Second Closing.

            4B. OPINION OF BORROWERS' COUNSEL. The Purchasers shall have received a favorable opinion, dated the Second Closing Date and addressed to them, from Young, Williams, Henderson & Fuselier, P.A., counsel to the Borrowers and local counsel to the Purchasers in Tennessee, Ohio and Kentucky, covering the matters set forth in EXHIBIT 3B and such other matters as any Purchaser or Special Counsel may reasonably request and otherwise in form and substance reasonably acceptable to the Purchasers. To the extent that the opinions referred to in this PARAGRAPH 4B is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Second Closing Date and addressed to them, or a letter from such other counsel, dated the Second Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion. The opinions of counsel to the Borrowers, local counsel and any such other counsel shall be in form and substance reasonably satisfactory to the Purchasers and Special Counsel.

            4C. OPINION OF PURCHASERS' SPECIAL COUNSEL. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

            4D. REPRESENTATIONS AND WARRANTIES AND COMPLIANCE. The representations and warranties contained in PARAGRAPH 9 shall be true on and as of the Second Closing Date after giving effect to the issue and sale of the Series C Notes (and application of the proceeds as contemplated by PARAGRAPH
6I); no Default or Event of Default shall have occurred or be continuing; and the Borrowers shall have performed and complied with all agreements and conditions contained in the Transaction Documents required to be performed or complied with by them at or prior to the Second Closing.

            4E. PURCHASE PERMITTED BY APPLICABLE LAWS. The offering, issuance, purchase and sale of and payment for, the Series C Notes on the Second Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of such sale) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance Company without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

            4F. PRIVATE PLACEMENT NUMBER. A private placement number shall have been assigned to the Series C Notes by Standard & Poors CUSIP Service Bureau.

            4G. SALE OF ALL SERIES C NOTES. The Borrowers shall have sold to each other Purchaser, and each other Purchaser shall have purchased, the Series C Notes to be purchased by it at the Second Closing as set forth in ANNEX 1.

            4H. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of PARAGRAPH 12A, the Borrowers shall have paid the reasonable fees, charges and disbursements of Special Counsel and Purchasers' local counsel (which may include a reasonable reserve for anticipated fees and expenses) to the extent reflected in a statement of Special Counsel rendered to the Borrowers at or before the Second Closing.

            4I. COMPLETION OF EXPANSION. The Purchasers shall have received evidence satisfactory to them as to the completion of, and the cost of the completion of the phase(s) of, the expansion specified in the applicable Second Closing Notice, which evidence may include, with limitation, certificates of occupancy, architect/contractor certificates and copies of paid invoices.

            4J. OTHER TRANSACTION DOCUMENTS. The Borrowers shall have each (i) executed and delivered such amendments to the Security Documents as may be necessary to secure the outstanding amounts under Series C Notes with a first priority Lien on the Collateral pari passu with the other series of Secured Notes; (ii) executed and filed and/or recorded such financing statements, mortgages or other instruments, and taken all such other actions and delivered all such other instruments as are required to perfect and/or maintain the priority of the security interests granted in the Security Documents and (iii) delivered or caused to be delivered (a) endorsements to the title insurance policies and update of the surveys delivered at the Initial Closing, ensuring the Liens granted under the Mortgages on the Land in favor of the Secured Notes as first priority Liens subject only to such exceptions as were acceptable to the Purchasers at the Initial Closing and (b) certified copies of Requests for Information (Form UCC-11) or equivalent reports, listing the financing statements referred to in CLAUSE (ii) of this PARAGRAPH 4I (the "SECOND CLOSING FINANCING STATEMENTS") and all other effective financing statements which name either Borrower (under its present name, any previous names and any trade names) as debtor and which are filed in the jurisdictions in which the Financing Statements and the Second Closing Financing Statements have been filed or in which a financing statement against such party would be required to be filed in order to be effective, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Documents).

5. PREPAYMENT AND REPAYMENT. The Secured Notes may be prepaid only under the circumstances set forth in PARAGRAPH 5A and shall be repaid in accordance with PARAGRAPHS 5C, 5D and 5J upon any acceleration of final maturity as provided in PARAGRAPH 8B.

            5A. OPTIONAL PREPAYMENT OF SECURED NOTES AT ANY TIME. The Borrowers may prepay the Secured Notes, in full, or in part in multiples of $1,000,000 on any date. Prepayments of the principal of any Secured Notes shall be made together with (a) interest accrued on the principal amount being prepaid to the Settlement Date and (b) the Make Whole Amount.

            5B. NOTICE OF OPTIONAL PREPAYMENT. The Borrowers shall give each Holder irrevocable written notice of any prepayment to be made pursuant to PARAGRAPH 5A at least 30 days and not more than 60 days prior to the Settlement Date specifying:

                        (i) the series of Secured Note being prepaid;

                        (ii) the Settlement Date and the Called Principal of the
            Secured Notes of such series held by each such Holder;

                        (iii) that such prepayment is to be made pursuant to
            PARAGRAPH 5A; and

                        (iv) an estimate of the Make Whole Amount payable on the
            Called Principal of such Holder's Secured Notes (calculated as if the date of such notice were the date of prepayment), together with the details of such computation.

            Upon the giving of such notice, the Called Principal of Secured Notes of the identified series, together with interest accrued thereon to the Settlement Date and the Make Whole Amount shall become due and payable on the Settlement Date. Not later than the close of business on the second Business Day prior to the Settlement Date, the Borrowers shall deliver to each Holder an Officers' Certificate setting forth in detail the calculations used in determining whether a Make Whole Amount is payable on such prepayment and the amount of such Make Whole Amount.

            5C. SCHEDULED REPAYMENT OF SECURED NOTES; EXTENSION OF SERIES A
NOTES.

            (i) (a) With respect to the Series A Notes, subject to PARAGRAPH 5E below, the Borrowers shall (i) on October 1, 1999 repay $56,656.04 in aggregate principal amount together with all then accrued interest on the Series A Notes;
(ii) on the first day of each month commencing November 1, 1999 through and including December 1, 2003, pay equal installments of principal and interest in the amount of $114,601.22 each and (ii) on December 1, 2003 shall, unless the maturity of the Series A Notes is extended pursuant to CLAUSE (b) of this PARAGRAPH 5C(i), repay in full all unpaid principal and accrued interest on the Series A Notes.

                (b) Provided no Default or Event of Default has occurred which is then continuing, the Borrowers shall have the option, exercisable by notice given to the Purchasers after November 3, 2003 but not later than the tenth Business Day immediately prior to December 1, 2003, to extend the maturity of all (and not less than all) of the Series A Notes to September 1, 2014. Notice of extension by the Borrowers shall be irrevocable. If extended, the Series A Notes shall bear interest from and after December 1, 2003 until maturity at the rate of interest determined pursuant to PARAGRAPH 1C and on the first day of each month, commencing January 1, 2004 through and including September 1, 2014, the Borrowers shall pay equal installments of principal and interest in an amount which would, based on the rate of interest set pursuant to PARAGRAPH 1C, fully amortize the then outstanding principal of the Series A Notes as of December 1, 2003 in 180 monthly installments. In any event, on September 1, 2014 the Borrowers shall repay in full all unpaid principal and accrued interest on the Series A Notes.

            (ii) With respect to the Series B Notes, subject to PARAGRAPH 5E below, the Borrowers shall (a) on the first day of each month through and including December 1, 2003, commencing with the first such date to follow the Initial Closing Date, pay all then accrued interest on the Series B Notes and
(b) on the first day of each month commencing January 1, 2004, through and including September 1, 2014, pay equal installments of principal and interest in an amount which would, based on the rate of interest set forth in PARAGRAPH 1C, fully amortize the then outstanding principal of the Series B Notes as of December 1, 2003 in 180 monthly installments (which amount, if no prepayments of the Series B Notes have then been made, would equal $155,315.55 in the aggregate for all Series B Notes). In any event, on September 1, 2014 the Borrowers shall repay in full all unpaid principal and accrued interest on the Series B Notes.

            (iii) With respect to the Series C Notes, subject to PARAGRAPH 5E below, the Borrowers shall (a) on the first day of each month through and including December 1, 2003, commencing with the first such date to follow the Second Closing Date, pay all then accrued interest on the Series C Notes and (b) on the first day of each month commencing January 1, 2004, through and including September 1, 2014, pay equal installments of principal and interest in an amount which would, at the rate of interest set pursuant to PARAGRAPH 1C, fully amortize the then outstanding principal of the Series C Notes as of December 1, 2003 in 180 monthly installments. In any event, on September 1, 2014 the Borrowers shall repay in full all unpaid principal and accrued interest on the Series C Notes.

            5D. PREPAYMENT OF SECURED NOTES UPON A CHANGE OF CONTROL. The Borrowers shall give written notice (a "CHANGE OF CONTROL NOTICE") to each Holder not less than 30 nor more than 60 days prior to the occurrence of any event which may reasonably be expected to result in a Change of Control, or if the Borrowers have no knowledge that such an event is to occur until less than 30 days prior thereto, or until after the occurrence thereof, then as promptly as practicable, but in no event more than 5 days after a Borrower first acquires knowledge that such an event is definitely going to occur or has occurred.

The Change of Control Notice shall identify the event, the reason why such event may result in or has resulted in a Change of Control and the Persons involved, and shall include such financial and other information as is available to the Borrowers or which may be obtained by the Borrowers with reasonable effort that would be reasonably necessary for a Holder to make an informed decision as to whether to elect to require prepayment of its Secured Notes under this PARAGRAPH 5D and shall set forth the proposed effective date for, or if the Change of Control has occurred, the actual date, of such Change of Control. Any Holder, by giving written notice to the Borrowers of such election (an "ELECTION NOTICE") not later than 5 Business Days prior to the effective date of such Change of Control, if the Change of Control Notice is given at least 30 days prior to such effective date, and otherwise not later than 30 days after the Change of Control Notice is given, shall have the option to require the Borrowers to prepay all of its Secured Notes at 100% of the principal amount thereof plus interest accrued thereon to the Settlement Date and the Make Whole Amount. Once given, any Election Notice may be revoked, by notice, given at any time up to the last date an Election Notice could have been given with respect to the Change of Control Notice. If the proposed terms of a Change of Control change substantially, or if any other event which may result in a Change of Control may or has occurred, the Borrowers shall give each Holder a revised Change of Control Notice and each Holder shall then have another opportunity to elect to require prepayment of its Secured Notes under this PARAGRAPH 5D by delivering to the Borrowers a new Election Notice or to revoke, by written notice to the Borrowers, any prior Election Notice, not later than 30 days following the date such revised Change of Control Notice is given. The prepayment of a Holder's Secured Notes pursuant to this PARAGRAPH 5D shall occur on the later of (a) the effective date of such Change of Control or (b) 5 Business Days following the date such Holder's Election Notice is given. Notwithstanding the foregoing, no prepayment or early redemption shall be required pursuant to this PARAGRAPH 5D unless a Change of Control occurs or has occurred.

            Not later than the close of business on the second Business Day prior to the Settlement Date of a prepayment under this PARAGRAPH 5D, the Borrowers shall deliver to the Holder of each Secured Note to be prepaid an Officers' Certificate stating whether a Make Whole Amount is payable in connection with such prepayment and setting forth in detail the calculations used in making such determination.

            If the Borrowers fail to give a Change of Control Notice and a Change of Control occurs, or fails to give a proper Change of Control Notice as to a Change of Control which has occurred, any Holder may, at any time after the occurrence of such Change of Control, without waiver of any right on the part of the Holder to accelerate its Secured Notes pursuant to PARAGRAPH 8B, require the Borrowers, on demand pursuant to this PARAGRAPH 5D, to prepay all of such Holder's Secured Notes at 100% of the principal amount thereof plus accrued interest to the Settlement Date and the Make Whole Amount.

            5E. PAYMENTS PRO RATA; APPLICATION OF PAYMENTS. Upon any partial prepayment of the Secured Notes pursuant to PARAGRAPH 5A and any scheduled repayment of the Secured Notes pursuant to PARAGRAPH 5C, such payments shall be applied first to accrued interest on the series of Secured Notes to which such payment applies and then to repayment of principal of such series. The accrued interest paid and the principal amount so prepaid or repaid plus the Make Whole Amount shall be allocated among the Holders in proportion to respective outstanding principal amounts of the series of Secured Notes held by them to which such prepayment or scheduled repayment applies. All partial prepayments of principal made to the Holders in respect of the Secured Notes shall be applied to the obligations of the Borrowers to make the scheduled payments required by PARAGRAPH 5C in inverse order of maturity.

            5F. RETIREMENT OF SECURED NOTES. The Borrowers shall not, and shall not permit any of their Affiliates to, prepay or otherwise retire any Secured Notes in whole or in part, prior to its stated maturity (other than by prepayment pursuant to PARAGRAPH 5A or 5D, scheduled repayment pursuant to PARAGRAPH 5C or upon acceleration of final maturity pursuant to PARAGRAPH 8B), or purchase or otherwise acquire, directly or indirectly, any Secured Notes held by any Holder unless the Borrowers or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Secured Notes of the same series held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the Required Holders accept such offer, the Borrowers shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 10 Business Days from its receipt of such notice to accept such offer. No Secured Notes so prepaid or otherwise retired or purchased or otherwise acquired by either Borrower or any of their Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

            5G. MANNER OF PAYMENT.

                        (i) MANNER OF PAYMENT. The Borrowers shall pay all
            amounts payable with respect to each Secured Note (without any presentment of such Secured Note, unless such payment is the final payment thereon, in which case the original of the Secured Note shall be delivered to the Borrowers), and without any notation of such payment being made thereon, by crediting, by federal funds bank wire transfer, the account of the Holder thereof in any bank in the United States of America as may be designated in writing by such Holder, or in such other manner or to such other address in the United States of America as may be reasonably designated in writing by such Holder. Absent subsequent notice from a Purchaser, ANNEX 1 shall be deemed to constitute designation by the Purchasers to the Borrowers with respect to payments to be made to the Purchasers on their Secured Notes. In the absence of a written designation by a Holder, all amounts payable with respect to each Secured Note held by such Holder shall be paid by check mailed and addressed to the applicable Holder at such Holder's Home Office. All payments of principal and interest and fees hereunder and under the Secured Notes by the Borrowers shall be made without defense, set-off or counterclaim.

                        (ii) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or
            with respect to, any Secured Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment was due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

                        (iii) PAYMENTS, WHEN RECEIVED. Any payment to be made to
            the Holders hereunder or under the Secured Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such Holder's bank prior to the close of business of such bank, provided that interest for one (1) day at the non-default interest rate of the Secured Notes shall be due on the amount of any such payment that actually becomes available to such Holder at such Holder's bank after 1:00 pm (local time of such bank).

            5H. TAXES.

                        (i) Any and all payments by the Borrowers hereunder or
            under the Secured Notes shall be made free and clear of and without deduction for any and all present or future Taxes and all liabilities with respect thereto, excluding, (A) in the case of each Holder, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Holder by the state or foreign jurisdiction under the laws of which such Holder is organized or any political subdivision thereof, (B) in the case of each Holder, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Holder by the state or foreign jurisdiction of such Holder's applicable Home Office or any political subdivision thereof and (C) in the case of any Holder that becomes a party after the Initial Closing Date, any taxes imposed by the United States solely by reason of the organization or incorporation of such Holder outside the United States (all such Taxes and liabilities other than those excluded in clauses (A), (B) and (C) being referred to as "COVERED TAXES"). If a Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Secured Note to any Holder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this PARAGRAPH 5H) such Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                        (ii) In addition, the Borrowers shall pay any present or
            future stamp, documentary, excise, property or similar Taxes that arise from or in connection with or as a result of the issuance of the Secured Notes, any payment made hereunder or in respect of the Secured Notes or the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Secured Notes, or any modification, waiver or amendment of this Agreement, the Secured Notes or any other Transaction Document ("OTHER TAXES").

                        (iii) The Borrowers shall indemnify each Holder for the
            full amount of Taxes and Other Taxes, and for the full amount of Covered Taxes imposed by any jurisdiction on amounts payable under this PARAGRAPH 5H, imposed on or paid by such Holder and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed. This indemnification shall be made within thirty (30) days from the date such Holder makes written demand on the Borrowers specifying in reasonable detail the basis therefor.

                        (iv) Within thirty (30) days after the date of any
            payment of Covered Taxes or Other Taxes, the Borrowers shall furnish to the subject Holder a copy of the original receipt, certified as true and correct by a Senior Officer. If the Borrowers determine that no Covered Taxes or Other Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Holders an opinion of counsel or other reasonably satisfactory evidence stating that such payment is exempt from Covered Taxes or Other Taxes.

            5I. MAKE WHOLE AMOUNT. The Borrowers acknowledge that the Make Whole Amount due at any optional or required prepayment of its Secured Notes (including any prepayment required pursuant to any provision of this PARAGRAPH 5 or upon acceleration of final maturity under PARAGRAPH 8B) has been negotiated with the Purchasers to provide a bargained for rate of return on the Purchasers' investment in the Secured Notes and is not a penalty.

6. AFFIRMATIVE COVENANTS.

            6A. FINANCIAL AND OTHER REPORTING BY THE BORROWERS. The Borrowers will deliver to each Holder:

                        (i) as soon as practicable, and in any event not more
            than 45 days after the end of each Fiscal Quarter (except the last fiscal quarter of each Fiscal Year), the unaudited consolidated (and consolidating) balance sheet of the Consolidated Group as at the end of such quarterly period and the related unaudited consolidated (and consolidating) statements of income and retained earnings and of cash flows of the Consolidated Group for such quarterly period and for the Fiscal Year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding Fiscal Year, all in reasonable detail and in accordance with GAAP, and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in such certificate) with any changes in accounting policies discussed in reasonable detail, subject to changes resulting from year-end adjustments not material in scope or amount; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this PARAGRAPH 6A(i);

                        (ii) as soon as practicable, and in any event not more
            than 90 days, after the end of each Fiscal Year, the consolidated (and consolidating) balance sheet of the Consolidated Group as of the end of such year and the related consolidated (and consolidating) statements of income and retained earnings and of cash flows of the Consolidated Group for such year, and setting forth in each case in comparative form, corresponding figures for the preceding Fiscal Year, all in reasonable detail and in accordance with GAAP, and accompanied by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly in all material respects, the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this PARAGRAPH 6A(ii);

                        (iii) together with each delivery of financial
            statements of the Consolidated Group pursuant to SUBPARAGRAPHS (i) and (ii) of this PARAGRAPH 6A, a certificate of the chief financial officer of the Company (a) stating that he/she has reviewed the terms of the Transaction Documents and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Consolidated Group during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, of any Default or Event of Default or, if any such Default or Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken or are taking or propose to take with respect thereto; (b) demonstrating (if applicable, with computations in reasonable detail) compliance by the Borrowers with the provisions of PARAGRAPH 7A; and (c) analyzing the principal changes in the results of operations of the Consolidated Group for such Fiscal Year or Fiscal Quarter from the results of operations of the Consolidated Group for the immediately preceding Fiscal Year or Fiscal Quarter;

                        (iv) together with each delivery of financial statements
            pursuant to SUBPARAGRAPH (ii) of this PARAGRAPH 5A, a certificate by the Approved Auditor stating (a) that their audit examination has included a review of the terms of the Transaction Documents as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in CLAUSE (c) of this SUBPARAGRAPH (iv), (b) whether, in the course of their audit examination, there has been disclosed the existence during the Fiscal Year covered by such financial statements (and whether they have knowledge of the existence as of the date of such accountants' certificate) of any condition or event which constitutes a Default or Event of Default under PARAGRAPH 7A and if during their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default or Event of Default which would not be obtained in the course of an audit conducted in accordance with generally accepted auditing standards), and (c) that based on their annual examination nothing came to their attention which causes them to believe that the information contained in the certificate of the chief financial officer of the Company delivered therewith pursuant to SUBPARAGRAPH (iii) of this PARAGRAPH 6A is not correct or that the matters set forth in such certificate are not stated in accordance with the terms of this Agreement;

                        (v) promptly after receipt thereof by a Borrower, copies
            of all management letters, if any, submitted to such Borrower by independent public accountants in connection with each annual, interim or special audit of the books of the Consolidated Group;

                        (vi) promptly after any Senior Officer obtains actual
            knowledge (a) of any Default or Event of Default, (b) that any Holder has given notice to a Borrower or taken any other action with respect to a claimed Default or Event of Default under this Agreement, or (c) that any Person has given any notice to a Borrower or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in SUBPARAGRAPH (ii) of PARAGRAPH 8A, an Officers' Certificate specifying the nature and period of existence of any such Default or Event of Default, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Borrowers have taken, are taking or propose to take with respect thereto;

                        (vii) promptly, and in any event within 5 days after any
            Senior Officer obtains knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrowers or any ERISA Affiliate proposes to take with respect thereto:

                                    (a) with respect to any Plan, any
                        "reportable event" (as defined in section 4043(b) of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Plan or any trust created thereunder; or

                                    (b) the taking by the PBGC of steps to
                        institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

                                    (c) the placement of any Multiemployer Plan
                        in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of a Borrower or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

                                    (d) any event, transaction or condition that
                        could reasonably be expected to result in the incurrence of any liability by a Borrower or any ERISA Affiliate, or the imposition of any Lien on any of the rights, properties or assets of a Borrower or any ERISA Affiliate, pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                        (viii (a) promptly after transmission thereof, copies of
            all financial statements, proxy statements, notices and reports as the Company shall send or make available to its stockholders or debtholders and copies of all registration statements (with exhibits), prospectuses and all periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by the Company to the public concerning material developments and (b) promptly after receipt thereof, copies of any reports, statements and notices the Company may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any stock exchange;

                        (ix promptly after transmission thereof, copies of all
            such financial statements, notices, certificates and reports as a Borrower shall send to any other lender or group of lenders in connection with, and after the occurrence of, any event or condition which results in, or which, with notice or the passage of time, could result in, the occurrence of any event or condition of the type referred to in SUBPARAGRAPH (ii) of PARAGRAPH 8A with respect to the Debt owed to such lender or group of lenders or;

                        (ix) promptly after the commencement of any action or
            proceeding relating to a Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto; and

                        (x) with reasonable promptness, such other information
            and data with respect to the Borrowers or the Consolidated Group or relating to the ability of the Borrowers or any Subsidiary to perform their obligations under the Transaction Documents as may from time to time be reasonably requested by any Holder.

            6B. INFORMATION REQUIRED BY RULE 144A. The Borrowers will, upon the request of any Holder, provide to such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any Secured Note.

            6C. INSPECTION OF PROPERTY. Each Borrower will permit the representatives of any Holder to visit and inspect any of its properties or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision each Borrower authorizes said accountants to discuss the finances and affairs of such Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested in advance. At all times during which there exists a Default or Event of Default, any reasonable out-of-pocket expenses incurred by the Holders in connection with this PARAGRAPH 6C shall be paid in accordance with PARAGRAPH 12A.

            6D. EXISTENCE, ETC. Except as otherwise specifically permitted by this Agreement, each Borrower will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its existence as a corporation, and rights and franchises material to its business, and qualify and maintain its qualification to do business and good standing in any jurisdiction where the failure to do so individually or in the aggregate would have a Material Adverse Effect.

            6E. PAYMENT OF TAXES AND CLAIMS.

                        (i Each Borrower will, and will cause each Subsidiary
            to, file all Tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of the Consolidated Group's properties or assets or in respect of any of the Consolidated Group's franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, provided, that no such Tax or claim need be paid if (a) it is being actively contested in good faith by appropriate proceedings and if reasonable reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim is not expected, if such contest were adversely determined, to have a Material Adverse Effect.

                        (ii Neither Borrower will consent to or permit the
            filing of or be a party to any consolidated income tax return on its behalf or on behalf of any of its Subsidiaries with any Person (other than a consolidated return that includes solely the Borrowers and their Subsidiaries).

            6F. COMPLIANCE WITH LAWS, ETC. Each Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders of any Governmental Authority to which it is subject, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect.

            6G. MAINTENANCE OF PROPERTIES AND LEASES. Each Borrower will, and will cause each Subsidiary to, maintain, in good repair and working order and condition (other than ordinary wear and tear and obsolescence excepted) all properties used in the Consolidated Group's business (except to the extent the failure to so maintain, repair and keep in good working order does not, and is not expected to, have a Material Adverse Effect), and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed and comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties.

            6H. INSURANCE. Each Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as is reasonable and prudent in the circumstances and as are customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated and shall, in any event, maintain the insurance required by the Security Documents.

            6I. USE OF PROCEEDS. Each Borrower will use the proceeds it receives from the sale of the Secured Notes only as set forth on SCHEDULE 6I and for working capital, and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under PARAGRAPH 9J.

            6J. ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION. Each Borrower will, and will cause each Subsidiary to, (a) obtain and maintain all permits, licenses, and other authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain individually or in the aggregate do not, and could not reasonably be expected to have, a Material Adverse Effect, and (b) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to it any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to it, except to the extent of noncompliance which, in the aggregate, does not, and could not reasonably be expected to, have a Material Adverse Effect, and (c) operate all property owned or leased by it such that no claims or obligations, including clean-up obligations, which in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as (1) it is being actively contested in good faith by appropriate proceedings and (2) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

            6K. MAINTENANCE OF BOOKS AND RECORDS. Each Borrower will, and will cause each Subsidiary to: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this PARAGRAPH 6K shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the Consolidated Group's financial transactions. Notwithstanding the foregoing, the Borrowers and their Subsidiaries may make adjustments and changes in the manner in which their books and records are kept, provided, that:

                        (a all such adjustments and changes shall be required or permitted by GAAP, but need not conform with the prior accounting practice of such Borrower or such Subsidiary or its predecessor;

                        (b each Holder shall be given written notice of all such changes or adjustments together with the financial statements required by SUBPARAGRAPH 6A(i) for the Fiscal Quarter in which such change occurred, and together with the financial statements required by SUBPARAGRAPH 6A(ii), a year-end listing and description of all such changes and adjustments and the effect thereof by the chief financial officer of the Company;

                        (c the financial covenants and ratios set forth in PARAGRAPH 7A shall continue to be calculated without regard to such adjustments or changes unless and until the Required Holders have consented thereto; and

                        (d the Company may not change its Fiscal Year unless and until the Required Holders have consented thereto.

            6L. SUBSIDIARY GUARANTIES. Each Borrower will cause each Subsidiary hereafter existing to guaranty the obligations of the Borrowers hereunder and under the Secured Notes by executing and delivering to each Holder contemporaneously with the organization or acquisition of such Subsidiary, a Subsidiary Guaranty accompanied by copies of the organizational documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Subsidiary and such opinions of counsel with respect thereto as the Required Holders reasonably request.

            6M. YEAR 2000 COMPATIBILITY. Each Borrower will, and will cause each Subsidiary to, take all action necessary to assure that its computer-based systems, hardware and software are able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000 without any Material Adverse Effect, and, at the request of the Required Holders, the Borrowers shall provide evidence to the satisfaction of the Required Holders of such year 2000 compatibility not later than September 30, 1999.

            6N. PAYMENT OF TRADE PAYABLES. Each Borrower will, and will cause each Subsidiary to, pay all Trade Payables in accordance with industry practice, but not later than 90 days after their due dates; provided no such Trade Payable need be paid so long as (a) it is being actively contested in good faith by appropriate proceedings and if reasonable reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Trade Payable does not have a Material Adverse Effect or result in a Lien on any of the Collateral.

            6O. ADDITIONAL AGREEMENTS. Each Borrower will, and will cause each Subsidiary to, do all such acts, and will execute and deliver to the Holders all such security agreements, pledges, mortgages, financing statements, certificates, and other instruments and will obtain all such governmental authorizations and other consents and approvals and will do or cause to be done all such other things as is required to confirm, perfect, or secure the priority of, the interest of the Holders in the Collateral or as the Holders may reasonably request from time to time in order to give full force and effect to the Security Documents and to secure the Holders' rights thereunder. The Borrowers also agree to provide the Holders, at the time of acquisition, with a mortgage on any real property acquired by the Borrowers or any of their Subsidiaries after the Initial Closing Date, substantially on the same terms and conditions as the Mortgages entered into by the Borrowers on the Initial Closing Date, subject only to Liens permitted pursuant to PARAGRAPH 7B(1)(i).

7.          NEGATIVE COVENANTS.

            7A. FINANCIAL COVENANTS. For as long as any of the Secured Notes are outstanding, the Borrowers will not:

                        7A(1). LIMITATION ON TOTAL FUNDED DEBT. Permit, as of the last day of any Fiscal Quarter, Consolidated Funded Debt to exceed 60% of Consolidated Capitalization.

                        7A(2). CURRENT RATIO. Permit, as of the last day of any Fiscal Quarter, the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.25 to 1.00.

                        7A(3). CONSOLIDATED NET WORTH. Permit, as of the last day of any Fiscal Quarter, Consolidated Net Worth to be less than the sum of $60,000,000 plus, (i) if a positive number, 40% of Consolidated Net Income for Fiscal Year 2000 and each Fiscal Year thereafter and (ii) 100% of any Equity Sale Proceeds.

                        7A(4). INTEREST COVERAGE RATIO. Permit, as of the last day of any Fiscal Quarter, a ratio of (i) Average EBIT to (ii) Consolidated Interest Expense (to the extent paid in cash during such period) for such period to be less than 2.00 to 1.00.

            7B. LIENS AND OTHER RESTRICTIONS.

                        7B(1). LIENS. The Borrowers will not, and will not permit any Subsidiary to create, assume or suffer to exist any Lien on its properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom or proceeds of dispositions thereof, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors except for:

                        (i Liens on property not constituting the Collateral
            securing Debt otherwise permitted under PARAGRAPH 7C;

                        (ii Liens existing as of the date of this Agreement and
            described on SCHEDULE 7B(1);

                        (iii Liens, and other charges incidental to the conduct
            of their business, or the ownership of their property (including charges for Taxes or otherwise arising by operation of law, mechanics', carriers', workers', repairmen's, warehousers' or other similar Liens), which are not incurred in connection with the borrowing of money or the securing of Debt, provided that, in each case, the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor and such Liens and charges in the aggregate do not have a Material Adverse Effect;

                        (iv Liens arising as a result of any judicial
            proceedings with respect to which the Borrowers shall then in good faith be actively prosecuting appeal or other appropriate proceedings for review and Liens arising from judgments or decrees not constituting a Default or Event of Default unless, in either case, such Lien remains undischarged, unstayed pending appeal, unbonded or undismissed for a period of 60 consecutive days and provided, in either case, such reserves as shall be required by GAAP shall have been made therefor and such Liens in the aggregate do not have a Material Adverse Effect;

                        (v deposits or pledges to secure worker's compensation,
            unemployment insurance, old age benefits or other social security obligations or retirement benefits;

                        (vi Liens arising out of deposits in connection with, or
            given to secure the performance of, bids, tenders, trade contracts not for the payment of money, or leases, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business;

                        (vii survey exceptions or encumbrances, easements or
            reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of its activities or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in the aggregate have a Material Adverse Effect or materially interfere with the use of such real properties in the operation of the business of the Consolidated Group in the ordinary course; and

                        (viii) Liens on the Collateral created pursuant to the
            Security Documents.

                        7B(2). SALES OF EQUITY INTERESTS BY SUBSIDIARIES.

                        (i) The Borrowers will not permit any Subsidiary to,
            issue, sell or otherwise dispose of, or part with control of, any of such Subsidiary's own Equity Interest (other than directors' qualifying shares) either directly or indirectly by the issuance of rights, options for securities convertible into or exchangeable for Equity Interests other than, in the case of a Subsidiary, to a Borrower or a Wholly-Owned Subsidiary of the Company.

                        (ii) The Borrowers will not, and will not permit any
            Subsidiary to, sell, transfer or otherwise dispose of any outstanding Equity Interest of another Subsidiary other than to a Borrower or a Wholly-Owned Subsidiary of the Company.

                        7B(3). MERGER AND SALE OF ASSETS. The Borrowers will not, and will not permit any Subsidiary to merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of its respective assets to any Person or Persons, except that:

                        (i any Subsidiary may merge or consolidate with or sell,
            lease, transfer or otherwise dispose of all or any of its assets to the Company or a Wholly-Owned Subsidiary of the Company provided, that (a) the Company or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation and (b) any acquiring or surviving Wholly-Owned Subsidiary is a corporation or another legal entity organized under the laws of, and having its principal place of business in, a state of the United States of America or the District of Columbia; and

                        (ii the Borrowers and their Subsidiaries may sell
            inventory and surplus or obsolete equipment in the ordinary course of business.

                        7B(4). SUBSIDIARY DIVIDEND AND OTHER RESTRICTIONS. Other than this Agreement, the Borrowers will not, and will not permit any Subsidiary to, enter into, or be otherwise subject to, any contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by, or distributions on any securities of, any Subsidiary to a Borrower.

                        7B(5). TRANSACTIONS WITH RELATED PARTIES. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction or group of transactions (including, without limitation, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any Related Party, except in the ordinary course of business pursuant to the reasonable requirements of its business and upon commercially reasonable terms which are no less favorable to it than those which might be obtained at arm's length with a Person not a Related Party.

                        7B(6). RESTRICTED PAYMENTS AND RESTRICTED Investment. Neither the Borrowers nor any Subsidiary shall make, declare or incur any liability to make any Restricted Payments or any Restricted Investment after the Initial Closing Date unless (i) no Event of Default or Default exists immediately before or immediately after making or declaring such Restricted Payment or Restricted Investment or could otherwise be reasonably expected to result therefrom and (ii) on a pro forma basis the Borrowers would be in compliance with their financial covenants set forth in PARAGRAPH 7A.

            For the purpose of this PARAGRAPH 7B(6), the value of a Restricted Investment which constitutes a liability (contingent or otherwise) shall be the maximum amount of such liability and any Restricted Payment or Restricted Investment made in property other than cash shall be valued at the fair market value thereof at the time of making such Restricted Payment or Restricted Investment as determined in good faith by the Company's Board of Directors.

            7C. DEBT; GUARANTIES OF DEBT.

                        (i) The Borrowers will not, and will not permit any
            Subsidiary to, create, incur or assume any Debt after the Initial Closing Date or issue any Equity Interest convertible or exchangeable into Debt of a Borrower or any Subsidiary unless (a) no Default or Event of Default has then occurred which is then continuing, (b) no Default or Event of Default would reasonably be anticipated to result therefrom, and (c) on a pro forma basis, after giving effect to the incurrence of such Debt, the Borrowers would be in compliance with their financial covenants set forth in PARAGRAPH 7A.

                        (ii) The Partnership will not, and the Borrowers will
            not permit any other Subsidiary to, issue any Preferred Stock.

            7D. COMPLIANCE WITH ERISA. The Borrowers will not, and will not permit any ERISA Affiliate to:

                        (i engage in any transaction in connection with which
            the Borrowers or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of section 4041(e) of ERISA), which could reasonably be expected to result in any liability to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan) other than such penalties, taxes, liabilities, failures or deficiencies which individually and in the aggregate do not, and are not reasonably expected to have in the future, a Material Adverse Effect;

                        (ii at any time permit the termination of any defined
            benefit pension plan intended to be qualified under section 401(a) and section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan by an amount the payment of which would have a Material Adverse Effect; or

                        (iii at any time permit the aggregate complete or
            partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Consolidated Group and any ERISA Affiliate, or the aggregate liability under Title IV of ERISA incurred by the Consolidated Group and any ERISA Affiliate, to exceed an amount the payment of which would have a Material Adverse Effect.

For the purposes of CLAUSE (iii) of this PARAGRAPH 7D, the amount of the withdrawal liability of the Consolidated Group and ERISA Affiliates at any date shall be the aggregate present value of the amounts claimed to have been incurred less any portion thereof as to which the Borrowers reasonably believe, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, that neither the Borrowers nor any ERISA Affiliate will have any liability, provided, that the Borrowers shall promptly obtain written advice from independent actuarial consultants supporting such determination. The Borrowers will (x) once in each calendar year, beginning in 2000, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which either of them or any ERISA Affiliate is or has been obligated to contribute and (y) transmit a copy of such statement to each Holder, within 15 days after the Borrowers receive the same. As used in this PARAGRAPH 7D, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA.

            7E. LINE OF BUSINESS. The Borrowers will not, and will not permit any Subsidiary to, engage in any business other than egg production and distribution, commercial dairy operations and feed sales.

            8. EVENTS OF DEFAULT.

            8A. EVENTS OF DEFAULT. If any of the following events shall occur or conditions shall exist and be continuing for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or condition and continuance shall constitute an "EVENT OF DEFAULT":

                        (i the Borrowers default in the payment of principal,
            interest or Make Whole Amount on any of the Secured Notes, whether by the terms thereof or otherwise as provided by the terms of this Agreement after the same shall become due and payable; or

                        (ii the Borrowers or any Subsidiary (a) defaults
            (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, or interest on any Debt, the outstanding principal amount of which exceeds $1,000,000 in the aggregate, beyond any period of grace provided with respect thereto, or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default or other event is to cause such Debt to become, or to cause or permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to declare such Debt to be, due and payable or required to be redeemed or repurchased prior to any stated maturity or regularly scheduled dates of payment, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), a Borrower or any Subsidiary has become obligated to purchase or repay or redeem an aggregate outstanding principal amount of $1,000,000 or more of Debt before its regular maturity or before its regularly scheduled dates of payment or redemption;

                        (iii any representation or warranty made by a Borrower
            or any Subsidiary in any Transaction Document or in any writing furnished pursuant to a Transaction Document shall be false, incorrect or misleading in any material respect; or

                        (iv a Borrower or any Subsidiary fails to perform or
            observe or comply with any covenant contained in PARAGRAPH 6D, 6I, 7A, 7B or 7C; or

                        (v (a) any Subsidiary Guaranty or any Security Document
            shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against such Subsidiary or (b) the validity or enforceability of any Subsidiary Guaranty against such Subsidiary shall be contested by such Subsidiary, a Borrower or any Related Party, or (c) any Subsidiary, a Borrower or any Related Party shall deny that such Subsidiary has any further liability or obligation under its Subsidiary Guaranty; or

                        (vi a Borrower or any Subsidiary fails to perform or
            observe or comply with any other agreement, term or condition of any of the Transaction Documents and such failure shall not be remedied within 30 days of such failure; or

                        (vii   a Borrower voluntarily or involuntarily
            suspends or discontinues operation or liquidates all or substantially all of its assets; or

                        (viii a Borrower or any Subsidiary is generally not
            paying its debts as such debts become due or admits in writing that it is not able to pay its debts as such debts become due or otherwise becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or takes corporate action for the purpose of any of the foregoing; or

                        (ix a petition for relief or reorganization or
            arrangement or any other petition in bankruptcy, for liquidation, dissolution or winding up of a Borrower or any Subsidiary or for the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property to take advantage of any bankruptcy or insolvency law of any jurisdiction is filed against a Borrower or any Subsidiary without its consent or other acquiescence and such petition is not dismissed within 60 days or any holder of a Lien on all or substantially all of the assets of a Borrower or any Subsidiary take any action to foreclose on such Lien and such action remains unstayed and in effect for 60 days; or

                        (x a Governmental Authority enters an order appointing a
            custodian, receiver, trustee or other officer with similar powers with respect to a Borrower or any Subsidiary or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of a Borrower or any Subsidiary without its consent and such order remains unstayed and in effect for 60 days; or

                        (xi a final judgment or judgments for the payment of
            money aggregating in excess of $1,000,000 (net of insurance) is rendered against Company or any Subsidiary and within 45 days of the entry thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment or judgments are not discharged; or

                        (xiii) a Borrower or any Subsidiary is enjoined,
            prevented or otherwise prohibited from conducting its business by any order, decree, rule or regulation of any Governmental Authority.

            8B. ACCELERATION ON EVENT OF DEFAULT.

                        (i AUTOMATIC. If any Event of Default specified in
            CLAUSES (vii), (ix) or (x) of PARAGRAPH 8A shall exist, all of the Secured Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Make Whole Amount without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                        (ii BY ACTION OF HOLDERS. Subject to PARAGRAPH 8C, if
            any Event of Default other than those specified in CLAUSES (vii),
            (ix) or (x) of PARAGRAPH 8A shall exist, the Required Holders may exercise any right, power or remedy permitted to such Holder or Holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right, upon written notice to the Borrowers to declare the entire principal of, and all interest accrued and Make Whole Amount on, all the Secured Notes then outstanding to be immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

                        (iii ACCELERATION ON PAYMENT DEFAULT. During the
            existence of an Event of Default described in CLAUSE (i) of PARAGRAPH 8A and irrespective of whether the Secured Notes then outstanding shall have become due and payable pursuant to CLAUSE (i) of this PARAGRAPH 8B, any Holder who or which shall have not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the Borrowers, declare the Secured Notes then held by such Holder to be, and such Secured Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon and the Make Whole Amount thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

            8C. RESCISSION OF ACCELERATION. At any time after any Secured Note shall have been declared immediately due and payable pursuant to CLAUSE (ii) or
(iii) of PARAGRAPH 8B, the Holders of at least two-thirds of the principal amount of such series of Secured Notes at the time outstanding may, by written notice to the Borrowers, rescind and annul any such declaration with respect to such series of Secured Notes if (i) the Borrowers shall have paid all interest, principal and Make Whole Amount payable with respect to any such Secured Note which have become due otherwise than by reason of such declaration, including any interest on any such overdue interest, principal and Make Whole Amount, at the amount specified therein or otherwise in this Agreement, (ii) the Borrowers shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to PARAGRAPH 12B, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Transaction Documents solely by reason of such declaration. Any such action by the Holders of at least two-thirds of the principal amount of such series of Secured Notes at the time outstanding shall be binding on all Holders of such series of Secured Notes. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

            8D. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Secured Note shall be declared immediately due and payable pursuant to CLAUSE (ii) or (iii) of PARAGRAPH 8B, or any such declaration shall be rescinded and annulled pursuant to PARAGRAPH 8C, the Borrowers shall forthwith give written notice thereof to each other Holder at the time outstanding, provided, the failure to give such notice shall not affect the validity of any such declaration, recision or annulment.

            8E. OTHER REMEDIES, NO WAIVERS OR ELECTION OF REMEDIES. If any one or more Events of Default shall occur and be continuing, irrespective of whether any Secured Notes have become or have been declared immediately due and payable, any Holder may proceed to protect and enforce its rights under the Transaction Documents by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law or by any other appropriate proceeding, whether for specific performance of any covenant or other agreement contained in any Transaction Document or in aid of the exercise of any power granted in a Transaction Document, in such order as the Holder may determine in its sole discretion; provided, however, that the maturity of a Holder's Secured Notes may be accelerated only in accordance with PARAGRAPH 8B. No remedy conferred in a Transaction Document upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder.

            9. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant that:

            9A. ORGANIZATION, ETC.

                        (i) Each of the Borrowers and their Subsidiaries is duly
            organized, validly existing and in good standing under the laws of the State of its organization and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified, individually and in aggregate, could not reasonably be expected to have a Material Adverse Effect) and has all requisite power and authority to own, operate and lease its property and to carry on its business as now being conducted and which it proposes to conduct. Each of the Borrowers and their Subsidiaries has all requisite power and authority to execute, deliver and perform each Transaction Document to which it is a party and to issue and sell the Secured Notes. SCHEDULE 9A identifies the Borrowers' and each Subsidiary's correct legal name, the jurisdiction of organization, the jurisdictions in which qualified to do business and its officers, directors, general partners and/or managers, as applicable.

                        (ii) Each Transaction Document has been duly authorized
            by all necessary action on the part of the Borrowers and each Subsidiary a party thereto and has been (or will have been as of the Initial Closing Date) duly executed and delivered by authorized officers of the Borrowers and each such Subsidiary and constitutes (or will constitute upon execution thereof) the legal, valid and binding obligations of the Borrowers and each such Subsidiary, enforceable against the Borrowers and such Subsidiary in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

            9B. EQUITY OWNERSHIP.

                        (i) The authorized Equity Interests of the Borrowers are
            as described on SCHEDULE 9B. All of the outstanding Equity Interests of the Company are validly issued, fully paid, having the designations, rights and preferences set forth in the Certificate of Organization and existing under the Delaware General Corporation Law. SCHEDULE 9B sets forth the amount and type of Equity Interests of the Company owned by Fred Adams, his spouse, issue (whether by blood, adoption or marriage) and their spouses, all of which are owned of record and beneficially, as indicated free and clear of any Lien of any kind except as disclosed on SCHEDULE 9B. As of the Initial Closing Date, the Equity Interest of the Company owned by Fred Adams and his spouse represents 72.3% of the voting power represented by the outstanding Voting Stock of the Company and 49.9% of the Capital Stock of the Company on a fully diluted basis.

                        (ii) As of the initial Closing Date, the Borrowers have
            no Subsidiaries other than those listed on SCHEDULE 9A. Each such Subsidiary (including the Partnership) is a Wholly-Owned Subsidiary and all Equity Interests of such Subsidiary are owned free and clear of any Lien of any kind.

                        (iii) Except as set forth in SCHEDULE 9B, neither
            Borrower nor any Subsidiary has any outstanding rights, options, warrants or other agreements which would require it to issue any additional shares of its capital stock or other Equity Interests after the initial Closing Date.

            9C. FINANCIAL STATEMENTS. The Borrowers have furnished the Purchasers with the audited financial balance sheets of the Consolidated Group dated as of May 29, 1999 and the related statements of operations, cash flows and stockholders' equity for the 12 months ended on such date (the "FINANCIAL Statements"). The Financial Statements fairly present in all material respects the financial condition of the Consolidated Group and the results of is operations and cash flows for the respective periods specified thereby. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved except as set forth in the notes thereto. Since May 29, 1999, there have been no developments or changes which have had or are reasonably expected to have a Material Adverse Effect.

            9D. ACTIONS PENDING. There are no actions, suits, investigations or proceedings pending, or to the knowledge of the Borrowers threatened, against either Borrower or any Subsidiary, or any of its properties or rights, by or before any court, arbitrator or administrative body or other Governmental Authority other than those which in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect.

            9E. TITLE TO PROPERTIES.

                        (i) A Borrower has good and marketable title to the Land
            and to all of the properties described in the appraisals delivered pursuant to PARAGRAPH 3M subject to no Lien of any kind except Liens permitted by PARAGRAPH 7B(1).

                        (ii) The Borrowers and each Subsidiary enjoy peaceful
            and undisturbed possession under all leases necessary in any material respect for the conduct of its businesses and all such leases are valid and subsisting and are in full force and effect;

                        (iii) The Borrowers and each Subsidiary own or have the
            right to use (under agreements or licenses which are in full force and effect) all Intellectual Property necessary for it to conduct its business as currently conducted, without any known conflict with the rights of others. None of their products infringes in any material respect upon any Intellectual Property owned by any other Person; and

                        (iv) To the knowledge of the Borrowers, there is no
            violation by any Person of any right of either Borrower or any Subsidiary with respect to any Intellectual Property owned or used by a Borrower or any Subsidiary.

            9F. AFFILIATES AND INVESTMENTS IN OTHERS. Except for their Subsidiaries, the Borrowers have no Investments in any Person other than Permitted Investments.

            9G. TAX RETURNS AND PAYMENTS. The Borrowers and each Subsidiary have filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf, or with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon a Borrower or any Subsidiary or any of its properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest, those presently being actively contested in good faith and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made and those, the non-payment or non-filing of which, in the aggregate, do not, and could not reasonably be expected to, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrowers and each Subsidiary in respect of any Taxes for all fiscal periods are adequate and the Borrowers know of no unpaid assessment for additional Taxes for any period or any basis for any such assessment that in the aggregate could reasonably be expected to have a Material Adverse Effect. No charges or Taxes will be imposed by any Governmental Authority on the Borrowers or any Subsidiary on the execution or delivery of the Transaction Documents and the issue and sale of the Secured Notes.

            9H. CONFLICTING AGREEMENTS AND OTHER MATTERS.

                        (i Neither Borrower nor any Subsidiary is in violation
            of any term of its organizational documents, or in violation or breach of any term of any agreement (including any agreement with members), instrument, order, judgment, decree, statute, law, rule or regulation (including any Environmental Law) to which it is a party or to which it is subject other than defaults or violations, which in the aggregate, do not have and could not reasonably be expected to have, a Material Adverse Effect.

                        (ii The execution and delivery of the Transaction
            Documents and the offering, issuance and sale of the Secured Notes and fulfillment of and compliance with the terms and provisions of the Transaction Documents do not and will not conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of either Borrower or any Subsidiary pursuant to its organizational documents, any award of any arbitrator or any agreement (including any agreement with stockholders or other equity holders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject.

            9I. OFFERING OF SECURED NOTES. Neither the Borrowers nor any agent acting on their behalf has, directly or indirectly, offered the Secured Notes for sale to, or solicited any offers to buy any of the Secured Notes from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, each of which has been offered the Secured Notes at a private sale for investment. Neither the Borrowers nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Secured Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Initial Closing Date, the Secured Notes will not be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

            9J. REGULATION U, ETC. The Borrowers do not own or have any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR
Part 221) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). None of the proceeds of the sale of the Secured Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Borrowers nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Secured Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or hereafter in effect.

            9K. ERISA.

                        (i) The Borrowers and each ERISA Affiliate have operated
            and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and are not expected to result in a Material Adverse Effect. Neither the Borrowers nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Borrowers or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrowers or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                        (ii) The present value of the aggregate benefit
            liabilities under each of the Plans that is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                        (iii) The Borrowers and their ERISA Affiliates have not
            incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that in the aggregate could reasonably be expected to have a Material Adverse Effect.

                        (iv) The expected postretirement benefit obligation
            (determined as of the last day of the Company's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Borrowers could not reasonably be expected to have a Material Adverse Effect.

                        (v) The execution and delivery of the Transaction
            Documents, the issuance and sale of the Secured Notes and the consummation of the transactions contemplated by the Transaction Documents will not involve a transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a Tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in PARAGRAPH 10(ii) as to the source of the funds to be used to pay the purchase price of the Secured Notes.

            9L. GOVERNMENTAL AND OTHER CONSENTS. Except as set forth in SCHEDULE 9L, neither the nature of the Borrowers or any Subsidiary, nor any of their businesses or properties, nor any relationship between the Borrowers or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of any Transaction Document or the offering, issuance, sale or delivery of the Secured Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any Governmental Authority or any other Person in connection with the execution and delivery of the Transaction Documents or the offering, issuance, sale or delivery of the Secured Notes or fulfillment of or compliance with the terms and provisions of the Transaction Documents, other than such items, the failure to obtain which would not have a Material Adverse Effect and other than the filing of the Financing Statements and the Second Closing Financing Statements.

            9M. ENVIRONMENTAL MATTERS. Except as set for on SCHEDULE 9M,

                        (i) Neither the Borrowers nor any Subsidiary has
            received any notice of any claim, and no proceeding has been instituted raising any claim, against it, any of the Land or any of its other real properties or other assets now or formerly owned, leased or operated by them, alleging any damage to the environment or violation of any Environmental Laws, except those that, in the aggregate, do not, and could not reasonably be expected to, result in a Material Adverse Effect.

                        (ii) There are no facts which would give rise to any
            claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or other assets now or formerly owned, leased or operated by them or their use, except those that, in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect.

                        (iii) Neither the Borrowers nor any Subsidiary has
            stored, and to its knowledge, no other Person has stored, any Hazardous Materials on the Land or any real properties now or formerly owned, leased or operated by any of them (at the time of such ownership, lease or operation) or disposed of or released any Hazardous Materials in violation of any Environmental Laws, except such that, in the aggregate do not and could not reasonably be expected to result in a Material Adverse Effect.

                        (iv) All buildings on all real properties now owned,
            leased or operated by the Borrowers and their Subsidiaries are in compliance with applicable Environmental Laws, except where failures to comply in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect.

                        (v) The Borrowers and their Subsidiaries have obtained
            all permits, licenses and other authorizations and has made all filings, registrations and other submittals which are required of them under all Environmental Laws (except to the extent such failures to have any such permits, licenses or authorizations or to have made any such filings, registrations or submittals in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect) and the Borrowers and each of their Subsidiaries is in compliance with all Environmental Laws and with the terms and conditions of all such permits, licenses, authorizations, filings, registrations and submittals or in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law (except to the extent failures in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect).

            9N. LABOR RELATIONS. There is not now pending, or to the knowledge of the Borrowers, threatened, any strike, work stoppage, work slow down, or material grievance or other material dispute between a Borrower or any Subsidiary and any bargaining unit or significant number of its respective employees. To the knowledge of the Borrowers, there is no existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers that in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

            9O. FINANCIAL CONDITION. After giving effect to the transactions contemplated hereby each Borrower and its Subsidiaries, individually and taken as a whole, will be Solvent.

            9P. DISCLOSURE. The Transaction Documents, Financial Statements and any other document, certificate or statement furnished to the Purchasers by or on behalf of the Borrowers in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact with respect to its business or that of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and which has not been described in this Agreement or otherwise disclosed in writing to the Purchasers by the Borrowers.

            9Q. STATUS UNDER CERTAIN FEDERAL STATUTES. Neither Borrower is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended. Neither the sale of the Secured Notes hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CAR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

            9R. EXISTING INDEBTEDNESS; FUTURE LIENS. SCHEDULE 9R lists all Debt (other than the Existing Notes) of the Borrowers and each Subsidiary as of the Initial Closing Date. Neither the Borrowers nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt and no event or condition exists with respect to any Debt that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            9S. COMPLIANCE WITH LAWS, ETC. Except as set forth on SCHEDULE 9S, each of the Borrowers and their Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and has in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to have in effect such licenses, permits, franchises and other governmental authorizations do not, and could not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

            9T. BROKERS. No broker, finder or other Person performing a similar function has represented the Borrowers or has acted on behalf of the Borrowers in connection with the transactions contemplated hereby.

            10. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents that:

                        (i) It is an Institutional Investor and is purchasing its Secured Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of its Secured Notes, provided that the disposition of such Purchaser's property shall at all times be within its control, subject to compliance with applicable law. Each Company acknowledges that a Purchaser's sale of all or a portion of its Secured Notes to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

                        (ii) With respect to each source of funds to be used by it to pay the purchase price of its Secured Notes (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Initial Closing
Date:

                                    (a) the Source is an "insurance company
            general account" within the meaning of DOL Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of section 3(3) of ERISA or section 4975(e)(1) of the Code and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIA Annual Statement filed with the state of domicile of the Purchaser and, as a result, the purchase is within the terms of such exemption;

                                    (b) the Source is either (i) an insurance
            company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 21, 1991) and, except as such Purchaser has disclosed to the Borrowers in writing pursuant to this CLAUSE (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund and, as a result, the purchase is within the terms of one of such exemptions; or

                                    (c) the Source constitutes assets of an
            "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in a Borrower and (i) the identity of such QPAM and (ii) if applicable, the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Borrowers in writing pursuant to this clause (c); or

                                    (d) the Source is a "governmental plan" as
            defined in Title I, section 3(32) of ERISA; or

                                    (e) the Source is one or more plans or a
            separate account or trust fund comprised of one or more plans each of which has been identified to the Borrowers in writing pursuant to this CLAUSE (e); or

                                    (f) the Source does not include assets of
            any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this PARAGRAPH 10, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

            11. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified with respect thereto:

            11A. PREPAYMENT AND MAKE WHOLE AMOUNT TERMS.

            "APPLICABLE SPREAD" means with respect to the Secured Notes, in connection with any prepayment upon acceleration of the Secured Notes, 50 basis points.

            "AVERAGE REMAINING LIFE" means the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment by (b) the Called Principal.

            "CALLED PRINCIPAL" means, as the context requires, with respect to any Secured Note the principal of such Secured Note which is to be prepaid pursuant to PARAGRAPH 5A or 5D or is declared to be immediately due and payable pursuant to PARAGRAPH 8B.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Secured Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Discount Rate with respect to such Called Principal.

            "DISCOUNT RATE" means, with respect to the Called Principal of any Secured Note, the yield to maturity of the Called Principal implied by (a) (i) the yield reported as of 10:00 A.M. (New York City time) on the date which is two Business Days prior to the Settlement Date with respect to such Called Principal, on the display designated as "Page 5" on the Telerate Service (or such other display as may replace Page 5 of the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date, plus, in either case, the Applicable Spread. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury securities quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Average Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Average Remaining Life.

            "MAKE WHOLE AMOUNT" means as to any Secured Note, the amount equal to the excess, if any, of (x) the Discounted Value over (y) the sum of (i) such Called Principal plus (ii) interest accrued and unpaid thereon, as of and due on the Settlement Date with respect to such Called Principal.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Secured Note, all payments of such Called Principal and interest that would be due or dividends that would accrue thereon, as the case may be, after the Settlement Date with respect to such Called Principal, if no payment of Called Principal were made prior to its scheduled due date, provided, that if such Settlement Date is not a date on which interest payments are scheduled to be made, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued or dividend accrued to such Settlement Date and required to be paid on such Settlement Date.

            "SETTLEMENT DATE" means, with respect to any Secured Note, the date on which such Secured Note is to be prepaid pursuant to PARAGRAPH 5A or PARAGRAPH 5D or is declared to be immediately due and payable pursuant to PARAGRAPH 8B.

            11B. OTHER TERMS.

            "AFFILIATE" means, at any time and as to a Borrower, any other Person directly or indirectly (i) controlling, controlled by, or under common control with, such Borrower or (ii) beneficially owning or holding 10% or more of the Equity Interest of such Borrower, as well as, in the case of an individual which is an Affiliate, such individual's spouse, issue, parents, siblings and issue of siblings (in each case by blood, adoption or marriage). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGREEMENT" means this Note Purchase Agreement as it may from time to time be amended in accordance with PARAGRAPH 12B.

            "APPROVED AUDITOR" means Deloitte & Touche, Arthur Andersen LLP, Ernest & Young LLP, KPMG Peat Marwick or PricewaterhouseCoopers or such other firm of certified public accountants of national reputation reasonably acceptable to the Required Holders.

            "ASSIGNMENT OF LEASES AND RENTS" has the meaning specified in PARAGRAPH 3K.

            "AVERAGE EBIT" means as of any fiscal quarter end, the average EBIT for the twelve most recently ended fiscal quarters.

            "BORROWERS" has the meaning specified in the first paragraph of this Agreement.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve is required or authorized to be closed.

            "CAPITAL STOCK" means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

            "CAPITALIZED LEASE" means any lease of property (whether real, personal or mixed), as to which the lessee is required, in accordance with GAAP, to record such lease as the acquisition of an asset and the incurrence of a liability.

            "CAPITALIZED LEASE OBLIGATION" means any rental obligation under a Capitalized Lease, taken at the amount thereof that is accounted for as indebtedness (net of Interest Expense) in accordance with GAAP.

            "CASH EQUIVALENTS" means (i) securities issued or directly and fully and unconditionally guaranteed or insured by the United States of America, or securities of any agency thereof which are backed by the full faith and credit of the United States of America, and in either case maturing within one year from the date of acquisition; (ii) demand deposits in banks in the ordinary course of business (not for investment purposes); (iii) time deposits or certificates of deposit denominated in United States dollars maturing within one year from the date of acquisition issued by commercial banks which are members of the Federal Reserve System and chartered under the laws of the United States of America or any state or the District of Columbia, whose short-term securities are rated at least A-2 (or then existing equivalent) by Standard & Poor's Corporation and at least P-2 (or then existing equivalent) by Moody's Investors Service,

Inc. and having capital and surplus in excess of $100,000,000; (iv) tax exempt auction rate securities and municipal preferred stock, in each case with a reset of not more than 35 days and rated at least AA (or then existing equivalent) by Standard & Poor's Corporation; and (v) prime commercial paper maturing no more than 270 days from the date of acquisition, having as at any date a rating of at least A-1 (or the existing equivalent) from Standard & Poor's Corporation or at least P-1 (or then existing equivalent) from Moody's Investors Service, Inc. and issued by a corporation organized in any state of the United States of America or the District of Columbia.

            "CHANGE OF CONTROL" means (i) Fred Adams, together with his spouse, issue (whether by blood, adoption or marriage) and spouses of issue, ceasing to own, as a group, with the power to vote, Voting Stock with at least 51% of the votes represented by the outstanding Voting Stock of the Company or (ii) the Partnership ceasing to be a Wholly-Owned Subsidiary of the Company.

            "CHANGE OF CONTROL NOTICE" has the meaning specified in PARAGRAPH
4D.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

            "COLLATERAL" means all right, title and interest of the Borrowers in and to the personal and real property described in the Security Agreements.

            "COLLATERAL AGENCY AGREEMENT" has the meaning specified in PARAGRAPH 3K.

            "COMMON STOCK" means the Company's Common Stock, par value $.01 per share and the Company's Class A Common Stock, par value $.01 per share, and also shall include any other stock of the Company of, which is not preferred as to dividends or assets over any other class of any other stock of the Company.

            "COMPANY" has the meaning specified in the first paragraph of this Agreement.

            "CONFIDENTIAL INFORMATION" has the meaning specified in PARAGRAPH
12F.

            "CONSOLIDATED GROUP" means, without duplication, the Company and each of its Subsidiaries and if the context so requires, the Company and its Subsidiaries, taken as a whole.

            "CONSOLIDATED CURRENT ASSETS" means, as of any date the amount of which is to be determined, the aggregate amount of assets of the Consolidated Group which normally will be converted into cash within one year, as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CURRENT LIABILITIES" means as of any date the amount of which is to be determined, the aggregate amount of debt and other liabilities of the Consolidated Group which must be paid or satisfied within one year (whether or not such Debt originally matured, or is then outstanding for, more than one year from the date of the incurrence of such Debt), determined on a consolidated basis in accordance with GAAP (but excluding currently deferred income taxes and including Debt outstanding under revolving credit agreements or other similar agreements providing for borrowings which are payable on demand or within one year notwithstanding such agreements being in effect for over one year from the date of origination thereof or being extendible or renewable to a time more than one year after such date of origination).

            "CONSOLIDATED DEBT" means as of any date the amount of which is to be determined, all Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED FUNDED DEBT" means as of any date the amount of which is to be determined, all Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means as of any date the amount of which is to be determined, all Interest Expense of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means as of any date the amount of which is to be determined, the Net Income of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET WORTH" means, as of any date the amount of which is to be determined, the total stockholders' equity (exclusive of Redeemable Preferred Stock and minority interests) of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CAPITALIZATION" means as of any date as of which the amount thereof is to be determined, Consolidated Net Worth plus Consolidated Funded Debt.

            "COVERED TAXES" has the meaning specified in PARAGRAPH 5H.

            "DEBT" means, as applied to any Person without duplication, obligations of such Person:

                        (i) for borrowed money,

                        (ii) evidenced by bonds, debentures, notes or other
            similar instruments,

                        (iii) for deferred purchase price of property or
            services other than Trade Payables arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property,

                        (iv) for Capitalized Lease Obligations,

                        (v) to reimburse any other Person in respect of amounts
            paid under letters of credit, bankers acceptances or similar instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money), other than undraw trade letters of credit in the ordinary course of business,

                        (vi) net liabilities in respect of Hedging Obligations
            other than commodity hedging agreements entered into in the ordinary course of the Company's business (and not on a speculative basis), related to any raw material used by or finished product produced by the Company and settled on a daily basis pursuant to the rules of the Chicago Board of Trade,

                        (vii) for or with respect to obligations secured by (or
            for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured, and

                        (x) under Guaranties.

            "DEFAULT" means any occurrence or condition which with the giving of notice or the passage of time, or both, and remaining uncured after the expiration of any applicable grace period would be an Event of Default.

            "DEFAULT RATE" has the meaning specified in SUBPARAGRAPH 1C(ii).

            "DOL" means the United States Department of Labor and any successor agency.

            "EBIT" means, for any period, Consolidated Net Income for such period for the Company plus (but only to the extent Consolidated Net Income has been reduced by such amounts) Interest Expense for such period and the amount of any provision for Taxes (including deferred Taxes) for such period made in accordance with GAAP.

            "ELECTION NOTICE" has the meaning specified in PARAGRAPH 4D.

            "ENVIRONMENTAL LAWS" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "EQUITY INTEREST" means, in any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of any Capital Stock or other ownership of any profit interest, and any and all warrants, rights, options, obligations or other equity securities of or in such Person, and rights to acquire any of the foregoing, including, without limitation, partnership interests and joint venture (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or joint venture, but excluding Debt for borrowed money other than Debt that is convertible into, or exchangeable for, any of the foregoing equity interests.

            "EQUITY SALE" means any issuance, sale, give away, conveyance, transfer or other disposition of any Equity Interests by the Company to any Person including, without limitation, any public offering.

            "EQUITY SALE PROCEEDS" means (i) the aggregate cash proceeds payable to the Company in connection with any Equity Sale after deduction of all reasonable, customary and documented costs and expenses of such Equity Sale and
(ii) the amount of any Subordinated Debt (whether principal, interest or otherwise) converted or exchanged to Equity Interests of the Company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time, in effect.

            "ERISA AFFILIATE", for Plan purposes, means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such Person under section 414 of the Code.

            "EVENT OF DEFAULT" has the meaning specified in PARAGRAPH 8A.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder, as from time to time in effect.

            "EXISTING NOTES" has the meaning specified in PARAGRAPH 2B.

            "EXPENSES" has the meaning specified in PARAGRAPH 12A.

            "FINANCING STATEMENTS" has the meaning specified in PARAGRAPH 3K.

            "FISCAL QUARTERS" means the fiscal quarters of the Company ending on the last days of February, May, August and November of each year.

            "FISCAL YEAR" means the fiscal year of the Company ending on the Saturday closest to May 31 of each year.

            "FUNDED DEBT" means, as applied to any Person, all Debt of such Person which (i) matures more than one year from the incurrence thereof or which is renewable or extendable beyond one year from such date at the option of such Person; or (ii) is then outstanding beyond one year from the date of its creation or incurrence but excluding (a) any such Debt which as of the date of determination is then required by the terms of such Debt to be paid or satisfied within one year and (b) Advances outstanding under the Revolving Credit Agreement; provided the aggregate amount of such outstanding Advances does not exceed the lesser of (x) the Borrower Base, (y) the Revolving Credit Commitment and (z) $35,000,000. The terms "Advances", "Borrowing Base" and "Revolving Credit Commitment" are used in this definition with the meanings given therefor in the Revolving Credit Agreement.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

            "GOVERNMENTAL AUTHORITY" means (a) the governments of (i) the United States of America and its states and political subdivisions, and (ii) any other jurisdiction in which a Borrower or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of a Borrower or any Subsidiary, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or jurisdiction.

            "GUARANTY", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services without regard to the non-delivery or nonfurnishing thereof, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be deemed to be equal to the lower of
(a) the amount of the obligation guaranteed and (b) the maximum amount for which such Person may be contingently liable pursuant to the terms of the instrument evidencing such Guaranty, unless such guaranteed obligation and the amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be the maximum reasonably anticipated liability for which such Person is contingently liable in respect thereof as determined by the related Company in good faith (but in any event not less than the amount which is, or would otherwise be required, in accordance with GAAP, to be reflected in such Person's balance sheet or the notes thereto) as the amount of such obligation. A Person shall have "GUARANTEED" an obligation if such Person has entered into a Guaranty of such obligation.

            "HAZARDOUS MATERIALS", at any time, shall mean any substance: (a) the presence of which at such time requires notification, investigation, monitoring or remediation under any Environmental Law; (b) which at such time is defined as a "hazardous waste", "hazardous material", "hazardous substance", "toxic substance", "pollutant" or "contaminant" under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; or (c) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

            "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under any one or more of the following agreements entered into by such Person with one or more financial institutions: interest rate protection agreements, interest rate swaps and/or other types of interest rate hedging agreements obligating such Person to make payments, whether periodically or upon the happening of a contingency except that, if any agreement relating to such obligations of such Person provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of a Person's Hedging Obligations thereunder shall be the net amount thereof. The aggregate net Hedging Obligations of a Person at any time shall be the aggregate amount thereof assuming all such Hedging Obligations had been terminated by such Person as of the end of its then most recently ended fiscal quarter; provided if such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero ($0) Dollars.

            "HOLDER" means any Person at the time shown as the holder of a Secured Note on the registers referred to in PARAGRAPH 12N.

            "HOME OFFICE" means, with respect to any Holder, the office of such Holder specified as its Home Office on ANNEX 1-A, or such other office of such Holder as such Holder may from time to time specify to the Borrowers.

            "INDEMNITY" has the meaning specified in PARAGRAPH 3K.

            "INITIAL CLOSING" and "INITIAL CLOSING DATE" have the meanings specified in PARAGRAPH 2B.

            "INTEREST EXPENSE" means, for any period, the aggregate interest charges (including without limitation that portion of any obligation under Capitalized Leases allocable to interest expense) on any Debt for such period (without regard to any limitation on the payment thereof) as determined in accordance with GAAP.

            "INTELLECTUAL PROPERTY" means all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights.

            "INSTITUTIONAL INVESTOR" means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer and any "Accredited Investor" within the meaning of Rule 501(a)(1) of the Securities Act, in each case, regardless of legal form.

            "INVESTMENT" means as to any Person (the "Investor"), (i) any loan or advance or extension of credit by the Investor to or for the benefit of another Person; (ii) the incurrence, assumption or guarantee by the Investor of, or grant of credit support by the Investor for, any financial obligation of another Person to the extent such financial obligation does not otherwise constitute Debt of the Investor; or (iii) the ownership, purchase or acquisition or other investment by the Investor in any stock, obligations or securities of, or any other Equity Interest in (including without limitation any Equity Interest in any partnership, association, joint venture or other organization, whether or not a legal entity) or all or substantially all of the assets of any other Person, or (iv) any capital contribution by the Investor to any other Person.

            "KNOWLEDGE OF THE BORROWERS" and phrases of similar import mean the actual knowledge of any Senior Officer.

            "LAND" has the meaning specified in each Mortgage.

            "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of, or agreement to give or permit the filing on its behalf, of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

            "MATERIAL ADVERSE EFFECT" means, (i) any material adverse effect on a Borrower's business, assets, liabilities, financial condition or results of operations, (ii) any material adverse effect on the Consolidated Group's business, assets, liabilities, financial condition or results of operations on, where appropriate, a consolidated basis in accordance with GAAP, (iii) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document or the obligation of a Borrower or any Subsidiary a party thereto and (iv) any material adverse effect on the ability of a Borrower and its Subsidiaries taken as a whole to perform their obligations under any Transaction Document.

            "MORTGAGES" has the meaning specified in PARAGRAPH 3K.

            "MULTIEMPLOYER PLAN" means any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

            "NET INCOME" means for any period for which the amount thereof is to be determined, the net income (or loss) of a Person for such period determined in accordance with GAAP; provided, that there shall be excluded from net income any gain or loss of an extraordinary nature for such period.

            "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company in its own capacity and as general partner of the Partnership, if applicable, by any two Senior Officers.

            "OTHER TAXES" has the meaning specified in PARAGRAPH 5H.

            "PBGC" means the Pension Benefit Guaranty Corporation or any other Governmental Authority succeeding to any of its functions.

            "RESTRICTED INVESTMENTS" means any Investment other than a Permitted Investment.

            "PERMITTED INVESTMENT" means any of the following:

            (i) Cash Equivalents;

            (ii) Investments in existence on the Initial Closing Date and set forth on SCHEDULE 7B;

            (iii) endorsement of negotiable instruments for collection and ownership of accounts receivable acquired in the ordinary course of business; and

            (iv) Investments in the ordinary course of business in the Company or any Subsidiary of the Company (including the Partnership) existing as of the Initial Closing Date.

            "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business organization (whether or not a legal entity), or any Governmental Authorities.

            "PLAN" means an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or within the preceding five years has been established or maintained, or to which contributions are or have been made, by a Borrower or any ERISA Affiliate, or for which the Consolidated Group or any ERISA Affiliate may have any liability.

            "PREFERRED STOCK" means as to any Person, any Redeemable Preferred Stock and any other class or series of capital stock of such Person that has a priority as to the payment of any dividends or distributions over the holders of the most junior class of capital stock of such Person.

            "PTE" has the meaning specified in PARAGRAPH 10(ii)(a).

            "PURCHASER" and "PURCHASERS" have the meaning specified in the first paragraph of this Agreement.

            "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the DOL.

            "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer, as defined in Rule 144A.

            "REDEEMABLE PREFERRED STOCK" means any class or series of capital stock which has fixed payment or redemption obligations due and payable prior to the final scheduled due date for the repayment of principal of any of the Secured Notes or is redeemable at the option of the holder, unless such fixed payment obligations or repurchase obligations on exercise of such redemption option can be satisfied, at the election of the issuer, through the issuance of shares of its common stock.

            "RELATED PARTY" means, as to a Borrower, such Borrower's Affiliates, holders of its Equity Interests, its Senior Officers and directors but excluding the Company or any Wholly-Owned Subsidiary of the Company.

            "REQUIRED HOLDERS" means the Holder or Holders of at least 51% of the aggregate principal amount of the Secured Notes at the time outstanding.

            "RESTRICTED PAYMENTS" means and includes, with respect to the Company:

                        (i) any dividend or other distribution, direct or
            indirect, on account of any shares of any Equity Interest of the Company (including any obligations incurred in connection with the issuance or sale thereof), now or hereafter outstanding, except a dividend payable solely in shares of Common Stock of the Company; or

                        (ii) any dividend or other distribution, direct or
            indirect, on account of any shares of any Equity Interest of any Subsidiary (including the Partnership), now or hereafter outstanding, except:

                                    (a) a dividend payable solely in shares of
                        common stock of such Subsidiary; or

                                    (b) to the extent that such dividend or
                        distribution is payable solely to the Company or a Wholly-Owned Subsidiary;

                        (iii) any payment, whether in respect of principal,
            premium, interest, fees, expenses or otherwise, in respect of, or any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Debt that is by its terms subordinated in right of payment to the Debt represented by the Secured Notes.

                        (iv) any redemption, retirement, purchase or other
            acquisition, direct or indirect, of any shares of Equity Interest of the Company now or hereafter outstanding, other than the exercise or conversion thereof for and into Common Stock of the Company; and

                        (v) any redemption, retirement, purchase or other
            acquisition, direct or indirect, of any shares of Equity Interest of any Subsidiary (including the Partnership) now or hereafter outstanding, except to the extent that such redemption, retirement, purchase or other acquisition is made from, and the payment in respect of such redemption, retirement, purchase or other acquisition is paid solely to the Company or a Wholly-Owned Subsidiary of the Company.

            "REVOLVING CREDIT AGREEMENT" means the Amended and Restated Revolving Credit Agreement dated as of May 29, 1990 by and among the Company, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank") and Barclays Bank PLC (New York), as amended through the Twelfth Amendment to Loan Documents dated as of October 15, 1998 and hereafter amended from time to time.

            "RULE 144A" means Rule 144A promulgated under the Securities Act and including any successor rule thereto, as such rule may be amended from time to time.

            "SEC" means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of such Commission in the administration of the Securities Act and/or the Exchange Act.

            "SECOND CLOSING" and "SECOND CLOSING DATE" have the meanings specified in PARAGRAPH 2C.

            "SECOND CLOSING CUTOFF DATE" has the meaning specified in PARAGRAPH 2C.

            "SECOND CLOSING FINANCING STATEMENTS" has the meaning specified in PARAGRAPH 4I.

            "SECOND CLOSING NOTICE" has the meaning specified in PARAGRAPH 2C.

            "SECURED NOTES" has the meaning specified in PARAGRAPH 1A.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

            "SECURITY AGREEMENT" has the meaning specified in PARAGRAPH 3K.

            "SECURITY DOCUMENTS" means the Security Agreement, the Mortgages, the Assignment of Leases and Rents, the Financing Statements and any other document delivered pursuant to PARAGRAPH 5P.

            "SECURED NOTES" has the meaning specified in PARAGRAPH 1A.

            "SENIOR OFFICER" means the chairman of the board of managers, the president, chief executive officer, chief financial officer, treasurer, or principal accounting officer.

            "SERIES A NOTES" has the meaning specified in PARAGRAPH 1A.

            "SERIES B NOTES" has the meaning specified in PARAGRAPH 1A.

            "SERIES C NOTES" has the meaning specified in PARAGRAPH 1A.

            "SOLVENT" and "SOLVENCY" means with respect to any Person (i) the fair value of the property of such Person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.

            "SPECIAL COUNSEL" means the law firm of Sullivan & Worcester LLP or such other firm of legal counsel as the Purchasers may from time to time designate as their Special Counsel for the purposes of this Agreement or any matters related hereto.

            "SUBORDINATED DEBT" means any Debt which by the express terms of the instruments creating or evidencing such Debt, or by the terms of a separate instrument entered into by the holder of such Debt for the benefit of the Holders if such instrument is in form and substance satisfactory to the Required Holders, and is accompanied by an opinion of counsel in form and substance satisfactory to the Required Holders, regarding the enforceability of such instrument, is subordinate and subject in right of payment to the prior payment in full of all principal of, Make Whole Amount, and interest on the Secured Notes and the payment and performance by the Borrowers of their obligations under this Agreement.

            "SUBSIDIARY" means (i) a corporation of which such Person owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of the Voting Stock, or (ii) any other Person of which such Person owns, directly or indirectly, more than fifty percent (50%) of the rights to profits and losses of such other Person. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "SUBSIDIARY GUARANTIES" has the meaning specified in PARAGRAPH 3N.

            "TAXES" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country, or any international taxing authority.

            "TRADE PAYABLES" means amounts payable to suppliers of goods and services in the ordinary course of a Person's business.

            "TRANSACTION DOCUMENTS" means this Agreement, the Secured Notes, the Security Documents, the Collateral Agency Agreement and the Subsidiary Guaranties.

            "TRANSFEREE" means any direct or indirect transferee of all or any part of a Secured Note.

            "VOTING STOCK" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary of which 100% of the Equity Interests (except directors' qualifying shares) and 100% of the Voting Stock (except directors' qualifying shares) are owned by the Company and the Company's other Wholly-Owned Subsidiaries at such time.

            12. MISCELLANEOUS.

            12A. EXPENSES. Whether or not the transactions provided for hereby shall be consummated, the Borrowers agree to pay on demand and upon receipt of an invoice therefor, and save each Purchaser and its Transferees harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent modification of, or consent under, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent granted ("EXPENSES"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged by the Purchasers in connection with the transactions contemplated by this Agreement and the Amendment, (ii) the costs of obtaining the private placement numbers from Standard & Poor's Ratings Group for the Secured Notes and (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in evaluating, monitoring or enforcing any rights under the Transaction Documents (including, without limitation, any costs, expenses or fees incurred in connection with perfecting or maintaining perfection of any Lien hereafter existing in favor of the Purchasers or any of their Transferees as security for the obligations of the Borrowers or any Subsidiary under the Transaction Documents or maintaining or protecting the collateral which is the subject of such Lien) or in responding to any subpoena or other legal process issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Transferee having acquired any of its Secured Notes (other than those issued solely as a result of (a) such Purchaser or Transferee being engaged in business in a regulated industry or (b) such Purchaser's or Transferee's actions or omissions in connection with a transfer of a Security), including without limitation costs and expenses incurred in connection with any bankruptcy or insolvency of a Borrower or any Subsidiary or in connection with any workout or restructuring of any of the transactions contemplated by the Transaction Documents. The obligations of the Borrowers under this PARAGRAPH 12A and the obligations of the Borrowers under PARAGRAPH 5H and SUBPARAGRAPH 6J(ii) shall survive the transfer of any of its Secured Notes or any interest therein by a Purchaser or any Transferee and the payment of any Secured Notes.

            12B. CONSENT TO AMENDMENTS.

                         (i) No Transaction Document may be amended, and the
            Borrowers may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Required Holders, except that:

                                    (a) no decrease in the interest rate of, or
                        Make Whole Amount payable on, the Secured Notes or change to the mandatory repayment of the Secured Notes as provided in PARAGRAPH 5C;

                                    (b) no amendment or waiver of the provisions
                        of PARAGRAPH 8B or PARAGRAPH 8C, or amendment or waiver of any defined term to the extent used therein; and

                                    (c) no amendment or waiver of the definition
                        of "REQUIRED HOLDERS" or other amendment of the percentage of Secured Notes required to be held by Holders consenting to any action under this Agreement;

            may be made or granted without the written consent of all Holders.

                        (ii) Any Holder may specify that any such written
            consent executed by it shall be effective only with respect to a portion of the Secured Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Secured Notes with respect to which such consent shall be effective) and in the event of any such specifications, such Holder shall be deemed to have executed such written consent only with respect to the portion of Secured Notes so specified.

                        (iii) Each Holder at the time or thereafter shall be
            bound by any amendment or waiver authorized by the Required Holders in accordance with this PARAGRAPH 12B whether or not its Secured Notes are marked to reflect such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

                        (iv) No course of dealing between the Borrowers or any
            Subsidiary and any Holder nor any delay in exercising any rights under any Transaction Document shall operate as a waiver of any rights of any Holder.

                        (v) Any amendment or waiver made pursuant to this
            PARAGRAPH 12B by a Holder that has transferred or has agreed to transfer its Secured Notes to the Borrowers, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such Holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other Holders that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such Holder.

            12C. PERSONS DEEMED OWNERS; PARTICIPATIONS. The Borrowers may treat the Person at the time shown on the register referenced in PARAGRAPH 12N in whose name any Secured Notes, is issued as the owner and holder of such Secured Notes for the purpose of receiving payment on or in respect of such Secured Notes and for all other purposes whatsoever, and the Borrowers shall not be affected by notice to the contrary. Subject to the preceding sentence, a Holder may from time to time grant participations in all or any part of its Secured Notes to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion, subject to its compliance with applicable law.

            12D. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of a Borrower in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Secured Notes or portion thereof or interest therein and the payment of any Secured Notes and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. All representations and warranties contained in any certificate or other instrument delivered by or on behalf of a Borrower pursuant to any Transaction Document shall be deemed representations and warranties of the Borrowers under this Agreement and not of the individuals executing such certificates or other instruments on behalf of a Borrower. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Borrowers and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

            12E. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such party (including, without limitation, any Transferee) whether so expressed or not; provided the Borrowers may not delegate the performance of any of their obligations hereunder.

            12F. CONFIDENTIAL INFORMATION. For the purposes of this paragraph, "CONFIDENTIAL INFORMATION" means information delivered to a Purchaser by or on behalf of the Borrowers in connection with the transactions contemplated by or otherwise pursuant to this Agreement, whether in the past, present or future, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Borrowers, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure or (b) subsequently becomes publicly known through no act or omission by the Purchaser or (c) otherwise becomes known to the Purchasers other than through disclosure by a Borrower or any of their Subsidiaries. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with the procedures adopted by it in good faith to protect confidential information of third parties delivered to it. Notwithstanding the foregoing, a Purchaser may deliver copies of any Confidential Information to (i) such Purchaser's and its Subsidiaries' directors, officers, employees, and to its agents and professional consultants,
(ii) any other Purchaser, (iii) any Person, to whom such Purchaser offers to sell any of its Secured Notes or any part thereof or to whom such Purchaser sells or offers to sell a participation in all or any part of its Secured Notes, provided said Persons agree to be bound by the terms hereof regarding Confidential Information, (iv) any federal or state regulatory authority having jurisdiction over such Purchaser and which requires such disclosure, (v) any Person from which a Purchaser offers to purchase any security of a Company or a Subsidiary, (vi) the National Association of Insurance Commissioners or any rating agency which generally requires access to information about a Purchaser's investment portfolio or any similar organization, (vii) Standard & Poor's Ratings Group (in connection with obtaining a private placement number for the Secured Notes) or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process; or (c) at any time after the acceleration of such Purchaser's Secured Notes upon the occurrence of Event of Default (if such acceleration has not then been rescinded in accordance with PARAGRAPH 8C) to the extent that such Purchaser determines disclosure is necessary or appropriate in the enforcement of or for the protection of its rights and remedies under the Transaction Documents. Each Holder, by its acceptance of its Secured Notes, will be deemed to have agreed to be bound by and to be entitled to the benefits of this PARAGRAPH 12F as though it were a party to this Agreement.

            12G. NOTICES.

                        (i) All notices and other written communications
            provided for hereunder shall be given in writing and delivered in person or sent by recognized overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent on the same day by a recognized overnight delivery service (with charges prepaid); and

                                    (a) if to a Purchaser or its nominee,
                        addressed to such Person at the address or fax number specified for such communications to such Purchaser in ANNEX 1-A, or at such other address or fax number as such Person shall have specified to the Borrowers in writing,

                                    (b) if to any other Holder, addressed to
                        such other Holder at such address or fax number as is specified for such Holder in the Note register referenced in PARAGRAPH 12N, and

                                    (c) if to a Borrower, or any Guarantor at
                        the address or fax number specified in ANNEX 2 or at such other address or fax number as the Company shall have specified to each Holder in writing given in accordance with this PARAGRAPH 12G.

                        (ii) Any communication addressed and delivered as herein
            provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                        (iii) Notwithstanding the foregoing provisions of this
            PARAGRAPH 12G, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in PARAGRAPH 12L.

            12H. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            12I. SOLICITATION OF HOLDERS. The Borrowers will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent requested under any Transaction Document. The Borrowers will deliver executed or true and correct copies of each such amendment, waiver or consent effected to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders. Neither the Borrowers nor any Person acting on their behalf will directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee, expense (other than such Holder's Expenses) or otherwise, to any Holder for or in connection with any consent by such Holder in its capacity as a Holder to any waiver or amendment of any of the terms of the Transaction Documents unless such remuneration is concurrently paid, on the same terms, ratably to all Holders whether or not such Holder consented to the waiver or amendment.

            12J. REPRODUCTION OF DOCUMENTS. Any Transaction Document and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Purchasers on the purchase of the Secured Notes (except the Secured Notes) and (c) financial statements, certificates and other information previously or subsequently furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. Each Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not the reproduction was made by a Purchaser in the regular course of business, and to the extent not prohibited by applicable law, that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

            12K. GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS).

            12L. CONSENT TO JURISDICTION AND SERVICE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND


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IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL,
RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR
FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER HEREBY IRREVOCABLY APPOINTS AND AGREES TO
MAINTAIN THE APPOINTMENT OF CT CORPORATION SYSTEM WITH OFFICES AS OF THE DATE OF THIS AGREEMENT AT 2 OLIVER STREET, BOSTON, MASSACHUSETTS 02109 (PROVIDED IF CT CORPORATION SYSTEM IS NO LONGER ABLE TO ACT AS SUCH AN AGENT, THEN OF ANOTHER CORPORATE AGENT OF NATIONAL STANDING WITH OFFICES WITHIN THE COMMONWEALTH OF MASSACHUSETTS IF SUCH BORROWER SHALL HAVE GIVEN EACH HOLDER PRIOR WRITTEN NOTICE OF THE NAME AND ADDRESS OF SUCH NEW CORPORATE AGENT), AS ITS AGENT TO RECEIVE
FOR AND ON ITS BEHALF, SERVICES OF PROCESS IN THE COMMONWEALTH OF MASSACHUSETTS AND THE FEDERAL COURTS LOCATED THEREIN IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE TRANSACTION DOCUMENTS AND EACH BORROWER AGREES THAT SUCH SERVICE SHALL BE DEEMED COMPLETED UPON THE DATE 10 DAYS AFTER DELIVERY TO SUCH AGENT WHETHER OR NOT SUCH AGENT GIVES NOTICE THEREOF TO SUCH BORROWER. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE EITHER BORROWER IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 12L IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES
OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

            12M. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            12N. REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF SECURED NOTES.

            12N(1). REGISTRATION. The Secured Notes are to be issued and are transferable in whole or in part as registered securities without coupons in denominations of at least $1,000,000 in the case of the Secured Notes, except as may be necessary to reflect any principal amount less than $1,000,000, and may be exchanged for one or more Secured Notes of any authorized denomination and like Series and aggregate outstanding principal amount. The Borrowers shall keep at the principal executive office of the Company a register for each series of Secured Notes in which the Company shall record the registrations of the Secured Notes of such series and the names and addresses of the Holders from time to time and all transfers thereof. The Borrowers shall provide any Holder who is a Purchaser or an Institutional Investor or who otherwise holds not less than 10% of the aggregate principal amount of any series of the Secured Notes then outstanding, promptly upon request, a complete and correct copy of the names and addresses of the then Holders of such series.

            12N(2). TRANSFER AND EXCHANGE. Upon surrender of a Secured Note to the Company for registration of transfer or exchange endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by the address for notices, the Borrowers shall at their expense (except as provided below), execute and deliver one or more replacement Secured Notes of like tenor and series and of a like aggregate amount, registered in the name of such Transferee or Transferees. Each new Secured Note will bear interest from the date to which interest shall have been paid on the surrendered Security or the date of surrender if no interest shall have been paid thereon. The Borrowers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer. If a transfer of a Secured Note is not made pursuant to an effective registration statement under the Securities Act, the Borrowers may require the transferor to deliver, prior to such transfer, an opinion of counsel, which may be counsel to such transferor, reasonably satisfactory to the Borrowers, that such Secured Note may be sold without registration under the Act.

            12N(3). REPLACEMENT. Upon receipt of written notice from a Holder of the loss, theft, destruction or mutilation of a Secured Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Qualified


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

Institutional Buyer, with such security as may be reasonably requested by the Borrowers) satisfactory to the Borrowers, or in the case of any such mutilation upon surrender and cancellation of such Secured Note, the Borrowers will make and deliver a new Secured Note, at their expense, of like tenor and series, in lieu of the lost, stolen, destroyed or mutilated Secured Note, and each new Secured Note will bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Secured Note or if no interest has been paid thereon, the date of issue of such lost, stolen, destroyed or mutilated Secured Note.

            12O. COMPLIANCE BY SUBSIDIARIES. The Borrowers, as the holders of the Equity Interests of their Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to the Borrowers and such Subsidiaries, respectively, are complied with.

            12P. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

            12Q. TERMINATION. This Agreement and the rights of the Holders and the obligations of the Borrowers hereunder shall not terminate until each of the Secured Notes, including all principal, interest, including interest on overdue interest and Make Whole Amount has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document has been indefeasibly paid in full.

            12R. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            12S. JOINT AND SEVERAL LIABILITY. Each and every representation, warranty, covenant and agreement made in this Agreement or any other Transaction Document in favor of the Purchasers or any Holder by the Borrowers is the joint and several obligation of the Borrowers whether or not so expressed, and the obligations of the Borrowers shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim a Borrower may have against the other Borrower, any Purchaser or any Holder.

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            IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed and delivered by one of its duly authorized officers.

BORROWERS:                   CAL-MAINE FOODS, INC.

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                    CAL-MAINE PARTNERSHIP, LTD.

                                    By:  CAL-MAINE FOODS, INC.
                                           (its General Partner)

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

PURCHASERS:                  JOHN HANCOCK MUTUAL LIFE
                               INSURANCE COMPANY

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                    JOHN HANCOCK VARIABLE LIFE
                                      INSURANCE COMPANY

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                       45